SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

APOGEE ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

May 9, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held in the Thrivent Financial Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. Central Daylight Time on Tuesday, June 17, 2003.

The Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about Apogee.

As a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to our web site at http://www.apog.com and click on the “investor relations” button, followed by the webcast link at the top of that page. Please plan to be on the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you plan to attend the meeting in person, we urge you to vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed postage-paid envelope as promptly as possible. You also may vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 5:00 p.m. Eastern Daylight Time (4:00 p.m. Central Daylight Time) on June 16, 2003. If you do attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Russell Huffer

Chairman, President and

Chief Executive Officer

APOGEE ENTERPRISES, INC.

7900 Xerxes Avenue South

Suite 1800

Minneapolis, MN 55431-1159

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 17, 2003

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held in the Thrivent Financial Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 10:00 a.m. Central Daylight Time on Tuesday, June 17, 2003 for the following purposes:

1.	To elect three Class II directors for three-year terms ending in the year 2006;

2.	To consider and act upon a proposal to amend the Amended and Restated 1987 Apogee Enterprises, Inc. Partnership Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2004; and

4.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed April 23, 2003, as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

As a convenience to shareholders unable to attend the annual meeting in person, we also will be webcasting the meeting. To view the meeting via webcast, go to our web site at http://www.apog.com and click on the “investor relations” button, followed by the webcast link at the top of that page. Please plan to be on the web site at least 15 minutes prior to the meeting so that you have sufficient time to register and to download and install any necessary software.

Your vote is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, we urgently request that you mark, date, sign and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares by telephone or Internet as directed on the enclosed proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 5:00 p.m. Eastern Daylight Time (4:00 p.m. Central Daylight Time) on June 16, 2003. You may revoke your proxy at any time prior to the meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,

Patricia A. Beithon

General Counsel and Secretary

Minneapolis, Minnesota

May 9, 2003

PROXY STATEMENT

i

ii

PROXY STATEMENT

2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 17, 2003

The Board of Directors of Apogee is soliciting proxies for use at our annual meeting of shareholders to be held on June 17, 2003, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about May 14, 2003.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, approval of an amendment to the Amended and Restated 1987 Apogee Enterprises, Inc. Partnership Plan and ratification of the appointment of our independent auditors. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set April 23, 2003, as the record date for the annual meeting. If you were a shareholder of record at the close of business on April 23, 2003, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 27,457,625 shares of common stock, par value $.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 27,457,625 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting in any of the following ways:

•	by telephone, by calling a toll-free number;

•	electronically, using the Internet; or

•	by completing, signing and mailing the enclosed proxy card.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper format, please return your signed proxy card before the annual meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described on page 1 under “How do I vote my shares?”

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or Internet, vote once for each proxy card you receive.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (952) 896-2422 (phone) or (952) 896-2400 (fax) for information on how to merge accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the election of each director and for the approval of each proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you withhold authority to vote for one or more of the directors, this has the same effect as a vote against those directors.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the nominees for director;

•	FOR the proposal to amend the Amended and Restated 1987 Apogee Enterprises, Inc. Partnership Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2004.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the nominees for director;

•	FOR the proposal to amend the Amended and Restated 1987 Apogee Enterprises, Inc. Partnership Plan;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2004; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 18, 2003.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Secretary;

•	by submitting a later-dated proxy to our Secretary;

•	by submitting a later-dated proxy by telephone or Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your vote at any time but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated proxy or voting instruction to the plan trustee or plan custodian; or

•	by submitting a later-dated proxy or voting instructions by telephone or Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, Internet or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2) voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of the shares.

We are soliciting proxies primarily by mail. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, e-mail or telegram. These individuals will receive no additional compensation for these services.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning beneficial ownership of our common stock by persons known to us to own more than five percent of our common stock outstanding as of April 23, 2003, except as noted below. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Putnam LLC, d/b/a Putnam Investments(1) One Post Office Square Boston, MA 02109	2,736,396	10.0

Trust of Russell H. Baumgardner(6/6/86)(2) 607 Mountain Links Drive Henderson, NV 89012	1,773,388	6.5

Dimensional Fund Advisors Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,753,366	6.4

State Street Bank and Trust Company(4) 225 Franklin Street Boston, MA 02110	1,496,998	5.5

(1)	We have relied upon the information supplied by Putnam LLC, d/b/a Putnam Investments, in a Schedule 13G furnished to us reporting information as of December 31, 2002. Putnam serves as the sub-advisor and the investment manager of various mutual funds that hold the shares of our common stock in the ordinary course of business. In these capacities, Putnam exercises shared investment power over various institutional accounts that held, in the aggregate, 2,736,396 shares of our common stock as of December 31, 2002. Of the shares reported, Putnam has shared voting power with respect to 810,300 shares and shared investment power with respect to 2,736,396 shares.

(2)	We have relied upon the information regarding the Russell H. Baumgardner Trust dated June 6, 1986 supplied by the trustees of the Trust and our transfer agent as of April 23, 2003. The 1,773,388 shares held by the Trust are also deemed to be beneficially owned by Messrs. Donald W. Goldfus, O. Walter Johnson and Laurence J. Niederhofer, who serve as trustees of the Trust, because as trustees, they share voting and investment power over the shares. If the shares held by the Trust were included in the holdings of Messrs. Goldfus, Johnson and Niederhofer, these individuals’ common stock holdings would be as follows: Mr. Goldfus, 2,445,780 (8.9%), Mr. Johnson, 1,773,388 (6.5%), and Mr. Niederhofer, 2,235,608 (8.1%).

(3)	We have relied upon the information supplied by Dimensional Fund Advisors Inc. in a Schedule 13G furnished to us reporting information as of December 31, 2002. Dimensional serves as the investment advisor to four investment companies and the investment manager to other commingled group trusts and separate accounts that hold the shares of our common stock in the ordinary course of business. In these capacities, Dimensional possesses sole voting and investment power over, in the aggregate, 1,753,366 shares of our common stock held by such group trusts and separate accounts as of December 31, 2002. Dimensional disclaims beneficial ownership of the shares.

(4)	We have relied upon the information supplied by State Street Bank and Trust Company in a Schedule 13G furnished to us reporting information as of December 31, 2002. State Street serves as trustee for our retirement plan that holds the shares of our common stock in the ordinary course of business. In this capacity, State Street exercises sole voting power with respect to 554,133 shares, shared voting power with respect 895,165 shares, sole investment power with respect to 1,496,898 shares and shared investment power with respect to 100 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are encouraged to own Apogee common stock to further align their interests with those of our shareholders. We established voluntary stock ownership guidelines for our executive officers in 2001 and for our directors in 2002. The guidelines encourage share ownership by our executive officers and directors in an amount having a market value of a multiple of the individual’s annual base salary, in the case of our executive officers, or annual retainer, in the case of our directors, to be achieved within five years of becoming an executive officer or director.

The following table sets forth the number of shares of our common stock beneficially owned as of April 23, 2003, by each of our directors, director nominees and executive officers named in the Summary Compensation Table included on page 16 under the caption “Executive Compensation,” and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock Held (#)(1)		Shares Underlying Options Exercisable Within 60 Days (#)(2)	Phantom Stock Units (#)(3)	Total (#)	% of Common Stock Outstanding
Bernard P. Aldrich	1,000		20,574	4,618	26,192	*
Patricia A. Beithon	81,908		21,250	—	103,158	*
Michael B. Clauer	60,060		44,344	—	104,404	*
Joseph T. Deckman	145,827		143,250	—	289,077	1.0
Robert L. Edwards	10,000		—	—	10,000	*
Donald W. Goldfus	495,992	(4)(5)	176,574	—	672,566	2.4
Barbara B. Grogan	4,132		28,574	—	32,706	*
Harry A. Hammerly	18,287		38,954	—	57,241	*
J. Patrick Horner	10,773		24,574	15,043	50,390	*
Russell Huffer	212,736	(6)	281,525	—	494,261	1.8
James L. Martineau	237,964		20,574	—	258,538	*
Stephen C. Mitchell	8,132		28,574	—	36,706	*
Laurence J. Niederhofer	420,914	(5)(7)	41,306	—	462,220	1.7
Ray C. Richelsen	—		16,574	2,331	18,905	*
Michael E. Shannon	2,000		28,574	13,239	43,813	*
Larry D. Stordahl	84,852	(8)	95,000	—	179,852	*
All directors and executive officers as a group (18 persons)	1,853,789	(5)	1,047,572	35,231	2,936,592	10.3

*	Indicates less than 1%.

(1)	Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them. The number of shares indicated includes shares issued to the named individual pursuant to our Amended and Restated 1987 Partnership Plan, our employee stock purchase plan and our 401(k) retirement plan.

(2)	Includes shares underlying stock options exercisable currently or within 60 days of April 23, 2003.

(3)	Phantom stock units, each representing the value of one share of our common stock, are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors. The participants in the plan do not have voting or investment power with respect to these units.

(4)	Includes 120,000 shares held by Mr. Goldfus’ wife, as to which he disclaims beneficial ownership.

(5)	Excludes shares held by the Russell H. Baumgardner Trust dated June 6, 1986, which are deemed to be beneficially owned by Messrs. Goldfus and Niederhofer because they share voting and investment power as trustees of the Trust. As of April 23, 2003, 1,773,388 shares were held by the Trust. If these shares were included in the table, the number of shares held by each of Messrs. Goldfus and Niederhofer would be increased by 1,773,388, and the percent of outstanding shares would be as follows: Mr. Goldfus, 8.9%; Mr. Niederhofer, 8.1%; and all directors and executive officers as a group, 16.5%.

(6)	Includes 53,910 shares held by Mr. Huffer’s wife, as to which he disclaims beneficial ownership.

(7)	Includes 60,448 shares held by Mr. Niederhofer’s wife, as to which he disclaims beneficial ownership.

(8)	Includes 500 shares held by Mr. Stordahl’s wife, as to which he disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our executive officers and directors complied with all Section 16(a) filing requirements for the fiscal year ended March 1, 2003, except for our directors who participated in our Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of the plan, phantom stock units are allocated monthly to bookkeeping accounts established for participating directors under the Deferred Compensation Plan, in lieu of the directors’ annual retainer and meeting fees, and additional phantom stock units are allocated in connection with the reinvestment of quarterly dividend equivalents. Directors do not have any control over the timing of the allocation of these units. We elected to report these transactions at one time at the end of the fiscal year rather than within two business days of each allocation, which has been required since August 29, 2002. Accordingly, Mr. Aldrich filed 11 late reports, Mr. Horner filed two late reports, Mr. Richelsen filed 11 late reports and Mr. Shannon filed eight late reports.

PROPOSAL 1: ELECTION OF DIRECTORS

Our articles of incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible. Our articles further provide that the total number of directors will be determined exclusively by the Board of Directors. The term of each class of director is three years, and the term of one class expires each year in rotation. Currently, there are 12 directors. At this year’s annual meeting, the terms of our Class II directors will expire. Messrs. Hammerly and Niederhofer, who currently serve as Class II directors with terms expiring at the upcoming annual meeting, will retire at the upcoming annual meeting. In connection with their retirements, our Board of Directors has determined to decrease the number of directors in Class II from five to three. The number of directors in Class I will remain at three, and the number of directors in Class III will remain at four. Messrs. Aldrich, Edwards and Huffer are the current Class II directors who have been nominated for re-election to the Board. Mr. Edwards was appointed as a Class II director by the Board on October 31, 2002, effective as of January 16, 2003. Each of the nominees has agreed to serve as a director if elected. The Class II directors elected at the annual meeting will serve until the 2006 Annual Meeting of Shareholders or until their successors are elected and qualified.

We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

The Board of Directors recommends that you vote FOR the three Class II nominees for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Aldrich, Edwards and Huffer for a three-year term expiring at the 2006 Annual Meeting of Shareholders. The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required to elect each nominee.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided the following information about themselves.

Name and Principal Occupation	Age	Director Since	Term Expires

Bernard P. Aldrich (Class II)
President, Chief Executive Officer and a director of Rimage Corporation, a leading designer and manufacturer of on-demand publishing and duplicating systems for CD-recordable and DVD-recordable media, since December 1996. President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994. Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991.

	53	1999	2003

Robert L. Edwards (Class II)
Senior Vice President, Chief Financial Officer and Chief Administrative Officer of Imation Corp., a leading developer, manufacturer and supplier of data storage products, since 1999. Senior Vice President, Strategy, Planning and Chief Financial Officer of Imation Corp. from 1998 to 1999. Senior Vice President, Business Development of Santa Fe Pacific Pipelines, Inc., a company that transports refined petroleum products, from 1995 to 1998. From 1985 to 1994, various senior management positions with Santa Fe Pacific Corporation and its subsidiaries. Santa Fe Pacific Corporation provides transportation services and is the parent company of Santa Fe Pacific Pipelines, Inc.

	47	2003	2003

Russell Huffer (Class II) Chairman of Apogee since 1999 and Chief Executive Officer and President of Apogee since 1998. Various senior management positions with Apogee or our subsidiaries since 1986. Mr. Huffer is also a director of Hutchinson Technology Incorporated.	53	1998	2003

Donald W. Goldfus (Class III) Retired Chairman of Apogee, a position he held from 1988 to 1999. Chief Executive Officer of Apogee from 1986 to 1998 and President of Apogee from 1984 to 1998. Prior to that, various senior management positions with Apogee. Mr. Goldfus is also a director of G&K Services, Inc.	69	1964	2004

James L. Martineau (Class III) Retired Executive Vice President of Apogee, a position he held from 1996 to 1998. Various senior management positions with Apogee since 1971. Mr. Martineau is also a director of Pinnacle Entertainment, Inc.	62	1973	2004

Name and Principal Occupation	Age	Director Since	Term Expires
Ray C. Richelsen (Class III) Retired Executive Vice President, Transportation, Graphics and Safety Markets of 3M Company, an industrial, consumer and health care products manufacturer, a position he held from 1999 to 2000. Executive Vice President, Transportation, Safety and Chemical Markets of 3M Company from 1998 to 1999. Various senior management positions with 3M from 1975 through 1998 and other positions with 3M from 1963 to 1974. Mr. Richelsen is also a director of Banta Corporation.	61	2000	2004

Michael E. Shannon (Class III) President of MEShannon & Associates, Inc., a consulting firm specializing in corporate finance and investments, since 2000. Chairman of Ecolab Inc., a developer and marketer of premium cleaning, sanitizing and maintenance products and services, from 1996 through 1999. Chief Administrative Officer of Ecolab from 1992 through 1999 and Chief Financial Officer of Ecolab from 1984 through 1999. Mr. Shannon is also a director of CenterPoint Energy, Inc., Clorox Company and NACCO Industries, Inc.	66	1998	2004

Barbara B. Grogan (Class I) Chairperson and President of Western Industrial Contractors, a construction company specializing in machinery erection and installation, since 1982. Ms. Grogan is also a director of Deluxe Corporation and Pentair, Inc.	55	1996	2005

J. Patrick Horner (Class I) Chairman of The Horner Group, an information technology consulting firm, since 1997. President and a director of Management Support Technologies, the lead consulting unit of Condor Technology Solutions, an information technology services company, from 1997 through 1998. Senior Vice President of Intersolv Corporation, an information technology services company, from 1995 to 1997. President, Chief Operating Officer and a director of Perot Systems Corporation, an information technology services company from 1988 to 1992.	53	1999	2005

Stephen C. Mitchell (Class I) President and Chief Operating Officer of The Knight Group, LLC, a privately held professional services company, since 2001. President and Chief Operating Officer of Lester B. Knight & Associates, also a privately held professional services company, from 1975 to 2001.	59	1996	2005

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and four standing committees: Audit, Compensation, Corporate Governance and Finance. Each committee member identified below has served on the indicated committee since the 2002 Annual Meeting of Shareholders, with the exception of Mr. Edwards, who was appointed to the Audit and Finance Committees in January 2003. Each committee member will continue to serve on the indicated committee through the 2003 Annual Meeting of Shareholders. The Board held five meetings during the last fiscal year. Each director attended more than 75% of the total meetings of the Board and Board committees on which the director served during fiscal 2003.

Audit Committee

Members:	Bernard P. Aldrich Robert L. Edwards Barbara B. Grogan	J. Patrick Horner Michael E. Shannon

The Audit Committee oversees Apogee’s financial reporting process (including our system of financial controls and internal and external auditing efforts), oversees our program to ensure ethical business practices, and assesses and establishes policies and procedures to manage our business and financial risk. The Audit Committee also appoints our independent auditors. The Audit Committee met ten times during fiscal 2003.

Compensation Committee

Members:	Bernard P. Aldrich Stephen C. Mitchell	Ray C. Richelsen Michael E. Shannon

The Compensation Committee determines the salary and other compensation of all of our elected officers and senior management. The Compensation Committee also administers our 2002 Omnibus Stock Incentive Plan, 1997 Omnibus Stock Incentive Plan, 1987 Stock Option Plan, Amended and Restated 1987 Partnership Plan and Executive Management Incentive Plan. The Compensation Committee met five times during fiscal 2003.

Corporate Governance Committee

Members:	Donald W. Goldfus Barbara B. Grogan Stephen C. Mitchell	Laurence J. Niederhofer Michael E. Shannon

The Corporate Governance Committee periodically assesses the organization’s adherence to our mission and principles, reviews our organizational structure and succession plans, makes recommendations to the Board regarding the composition and responsibilities of Board committees, determines the compensation for directors and annually conducts a review of the performance of Board committees and the Board as a whole. Members of the Corporate Governance Committee also annually review and evaluate the performance of the Chief Executive Officer. In addition, the Corporate Governance Committee recommends new director nominees to the Board and will consider qualified nominees recommended by shareholders. Any recommendations for nominees for the 2004 election of directors should be submitted in writing to our Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 18, 2004. Recommendations must include the information specified in our bylaws, which will enable the Corporate Governance Committee to evaluate the qualifications of the recommended nominee. You may request a copy of our bylaws by contacting our Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. The Corporate Governance Committee met three times during fiscal 2003.

Finance Committee

Members:	Robert L. Edwards Harry A. Hammerly J. Patrick Horner	James L. Martineau Laurence J. Niederhofer

The Finance Committee reviews significant policies and proposals of management and makes recommendations to the Board of Directors with respect to our financial condition and long-range financial objectives, our debt ratio and other financial coverage ratios, appropriate debt limits, the timing and adequacy of proposed financing vehicles, quarterly dividend declarations, the impact of proposed significant transactions on our annual capital budget and financial condition, and oversees our risk-related insurance program. The Finance Committee met three times during fiscal 2003.

Director Compensation

Annual Retainer

Our non-employee directors receive an annual retainer of $18,000, plus a fee of $1,000 for each meeting of the Board of Directors or its committees attended either in person or by telephone. The meeting fee for the chair of the Audit Committee is $2,500 for each Audit Committee meeting chaired. The meeting fee for the chair of the Compensation, Corporate Governance and Finance Committees is $1,500 for each such committee meeting chaired. Non-employee directors also receive both an automatic fixed grant of options to purchase 4,000 shares of our common stock and a variable, dollar-denominated stock option grant such that the total number of shares subject to both types of options will provide our non-employee directors with total dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the 50th percentile of a comparator group of public companies. However, the total number of shares subject to both types of options granted in any one year may not exceed 10,000 shares per non-employee director. These stock options vest in full six months after the date of grant and have an exercise price equal to the fair market value of our common stock on the date of grant. The table captioned “Security Ownership of Directors and Executive Officers” on page 6 includes the options granted to the non-employee directors in fiscal 2003. The per share exercise price of the options granted in fiscal 2003 is $13.10.

Employee Stock Purchase Plan

Non-employee directors also may elect to participate in our employee stock purchase plan. During fiscal 2003, under the plan, participants could purchase our common stock by contributing up to $200 per week, with Apogee contributing an amount equal to 15% of each participant’s weekly contribution. We amended our employee stock purchase plan effective as of May 1, 2003 to increase the amounts participants could contribute to the plan to $500 per week. For fiscal 2003, we contributed $2,880 to the employee stock purchase plan for the benefit of all non-employee directors as a group.

Deferred Compensation Plan

Non-employee directors also may elect to participate in our Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by the Board of Directors in October 1998 and approved at the 1999 Annual Meeting of Shareholders to encourage the non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. We match 10% of the elected deferral. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from the Board of Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan as to which no trust or other vehicle has been established to hold any shares of our common stock. For fiscal 2003, we matched an aggregate of $8,575 in deferrals made by all non-employee directors as a group to the Deferred Compensation Plan for Non-Employee Directors.

Consulting Agreement with James L. Martineau

From July 1998 until July 2001, we were party to a consulting agreement with Mr. Martineau, a non-employee director, under which Mr. Martineau provided consulting and advisory services to Apogee. Mr. Martineau’s agreement covered three one-year terms ending July 1, 2001. We did not renew the consulting agreement in fiscal 2002. However, pursuant to the terms of the consulting agreement, in fiscal 2003, Mr. Martineau received reimbursement of health insurance premiums paid by Mr. Martineau totaling $12,018.

Consulting Agreement with Donald W. Goldfus

We have entered into a consulting agreement, effective as of June 28, 1999, with Mr. Goldfus, a non-employee director, under which Mr. Goldfus provides consulting and advisory services to us. Mr. Goldfus’s agreement will remain in effect so long as Mr. Goldfus is a member of our Board of Directors. Under the agreement, Mr. Goldfus has agreed to provide up to 10 hours of consulting services per month to us in exchange for reimbursement of certain out-of-pocket expenses, office space and related expenses (which in fiscal 2003 totaled $11,294 for rent and office expenses, $780 for parking expenses, $2,263 for office moving expenses and $2,136 for other covered expenses). For each day during the term of the agreement that Mr. Goldfus provides services to us in excess of 10 hours, Mr. Goldfus will receive an additional fee of $1,000 per day. During fiscal 2003, we did not pay Mr. Goldfus any consulting fees. Mr. Goldfus has agreed not to compete with us during the term of this consulting agreement.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee is responsible for:

•	establishing compensation programs that comply with our compensation philosophy;

•	determining the compensation of Apogee’s executive officers and other members of senior management;

•	administering Apogee’s omnibus stock incentive plans; and

•	administering Apogee’s individual cash incentive plans for executive officers and other members of senior management.

The Committee operates under a written charter, which we annually review. To assist in performing our duties and to enhance our objectivity and independence, the Committee has authority to and periodically obtains advice and recommendations from an outside compensation consultant and reviews independent compensation data from other companies of similar size and complexity.

The Committee is composed entirely of non-employee directors, all of whom are independent in accordance with current NASDAQ listing standards. During fiscal 2003, the members of the Committee were Messrs. Aldrich, Mitchell, Richelsen and Shannon.

Philosophy

In establishing our objectives for executive compensation, the Committee desires to preserve the entrepreneurial style that we believe forms a strong component of Apogee’s history, culture and competitive advantage and to emphasize long-term business development and creation of shareholder value. Therefore, a significant portion of total compensation is performance-based.

The objectives of our executive compensation program are to:

•	Promote the achievement of strategic objectives that the Board believes will lead to long-term growth in shareholder value;

•	Attract and retain high-performing executive officers by rewarding outstanding performance and offering total compensation that is competitive with that offered by similarly situated companies; and

•	Align the interests of executive officers with those of Apogee and our shareholders by making incentive compensation largely dependent upon the achievement by our business units or Apogee as a whole of specified performance goals.

In fiscal 2003, with the assistance of an independent outside compensation consultant, the Committee performed a comprehensive analysis of executive compensation using independent compensation data from companies of similar size and complexity, and reviewed our executive compensation system and practices. The Committee concluded that no major changes to our compensation system or practices were required in order to enable management to properly perform their functions for the Company.

Base Salary

The Committee annually reviews the base salaries of our executive officers. In determining an executive officer’s base salary, the Committee takes into account the executive officer’s level of responsibility, experience and performance in relation to that of Apogee and similar companies. Base salaries generally are targeted to be at the median of executive base salaries for companies of similar size and complexity. Based on the results of the independent compensation survey commissioned by the Committee in fiscal 2003, the base salaries of our executive officers for fiscal 2003 generally were somewhat above the average base salaries of executive officers in similar positions for comparable companies. It is the Committee’s policy to bring the base salaries back to the 50th percentile over time.

Annual Incentives

Executive Management Incentive Plan

At the 2002 Annual Meeting, our shareholders approved the Executive Management Incentive Plan (the “Executive MIP”), an incentive compensation program in which our executive officers may participate, at the discretion of the Committee. The Executive MIP provides participating executive officers with annual incentive awards based on the attainment of one or more predetermined, objective performance goals during a particular fiscal year. These goals are established by the Committee no later than 90 days after the beginning of a fiscal year. The goals may apply to the individual officers participating in the Executive MIP, an identifiable business unit or Apogee as a whole, or any combination thereof, and must be based on one or more of the following business criteria:

•	earnings (whether before or after taxes);

•	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination of these measures);

•	earnings per share (basic or diluted); and

•	total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments.

For our chief executive officer, the target and potential range of annual bonus awards under the Executive MIP may be between zero and 150% of the chief executive officer’s annual base compensation. For our executive vice presidents, chief financial officer and general counsel, the target and potential range may be between zero and

100% of the participant’s annual base compensation. For other participants, the Committee has discretion to establish targets and ranges. The maximum bonus that may be paid to any participant pursuant to the Executive MIP in any fiscal year is $1,500,000. The Committee has complete discretionary authority to reduce the amount of a bonus that otherwise would be payable to any participant under the Executive MIP. The incentive award is payable in the form of cash or stock. Participants are entitled to defer part or all of an annual bonus payment under Apogee’s deferred compensation plans.

For fiscal 2003, only Mr. Huffer participated in the Executive MIP, and all annual incentive awards granted to Mr. Huffer for fiscal 2003 were made under the Executive MIP. See “Chief Executive Officer Compensation” on page 15.

Individual Cash Bonus Plans

Executive officers who are not selected by the Committee to participate in the Executive MIP during a particular fiscal year may earn annual incentive compensation under individualized cash bonus plans. At the beginning of each fiscal year, the Committee reviews and approves plans presented by the chief executive officer for the other executive officers. Each plan contains specific financial objectives, such as business unit profitability, the profitability of Apogee as a whole, and return on invested capital, and may include specific objectives for business, organizational and personal development. For fiscal 2003, the objectives set focused primarily on savings from Six Sigma activities, employee safety metrics and revenue growth. The Committee then evaluates each executive officer with respect to his or her financial targets and non-financial performance objectives. The Committee’s policy is to pay a bonus to an executive officer only when the financial performance thresholds applicable to that executive officer have been met. The Committee also may reward executive officers for meeting their non-financial objectives. Exceeding all of the annual financial and non-financial objectives usually provides the executive officer with the opportunity to earn total cash compensation (base salary and annual incentives) in the upper quartile of that paid by companies of similar size and complexity. For fiscal 2003, the range of bonus payments to executive officers as a percentage of base pay ranged from 33% to 76%.

Long-Term Incentives

Partnership Plan

To further align the interests of executive officers with those of our shareholders, eligible employees, including our executive officers, selected by the Committee also may participate in our Amended and Restated 1987 Partnership Plan. Under the Partnership Plan, prior to the beginning of each fiscal year, each participant may elect to defer up to 50% of any annual incentive compensation (either cash or shares of our common stock) that may be earned by the participant with respect to that fiscal year, for a period of time selected by the participant (but that generally must be at least five years from the date of deferral). There is no maximum dollar limit on the amount that may be deferred each year. The deferred cash amounts are invested in shares of our common stock. Although all shares in the participant’s account vest immediately, they are restricted in that they are held in trust for the benefit of the participant during the deferral period and may not be transferred by the participant during the deferral period.

We match 100% of the deferred amount in the form of restricted shares of our common stock. The restricted shares vest in equal, annual increments over periods ranging from one to 10 years, as determined by the Committee. In the table entitled “Summary Compensation Table” on page 16, the deferred amount and our match are shown in the column labeled “Restricted Stock Awards.” No other restricted stock grants have been made to executive officers in the three-year period covered by the Summary Compensation Table.

The Partnership Plan is described in more detail in Proposal 2 set forth in this proxy statement.

Stock Incentive Plans

Executive officers are also eligible to receive grants under our omnibus stock incentive plans. Stock options granted to our chief executive officer are based on the Board’s evaluation of his performance against certain agreed upon objectives. For other officers, grants are related to performance and the competitiveness of the total compensation package.

During fiscal 2003, stock option grants to executive officers were made under both our 1997 Omnibus Stock Incentive Plan and our 2002 Omnibus Stock Incentive Plan, both of which were shareholder-approved and are administered by the Committee.

Under both the 1997 and the 2002 plans, the exercise price of any options granted must equal or exceed the market price of our common stock on the date the option is granted. As a result, the value of the options to the executive officers increases only as shareholder value increases. Options granted under the 1997 plan typically vest incrementally over three to five years from the grant date. Options granted under the 2002 plan typically vest incrementally over two to five years from the grant date. The table entitled “Option Grants in Last Fiscal Year” on page 18 indicates option grants made during fiscal 2003 to the executive officers named in the Summary Compensation Table. Option grants have generally been made to a broad base of participants that includes employees at various levels of management, both at the corporate office and at the business units.

Chief Executive Officer Compensation

Mr. Huffer assumed the position of Chief Executive Officer in January 1998. His base salary was increased by the Committee in May 2002 to $600,000. Annually, the Board analyzes our chief executive officer against agreed-upon objectives. This evaluation is a primary criterion used by the Committee in determining the appropriate pay level for our chief executive officer. His base salary leaves Mr. Huffer at the median base pay level for chief executive officers of similar companies. As previously noted, Mr. Huffer participated in the Executive MIP for fiscal 2003, and he met all of the financial performance targets established at the beginning of fiscal 2003 for determination of his annual incentive bonus award under the Executive MIP. For fiscal 2003, the performance targets established were based on earnings per share and return on invested capital. Accordingly, the Committee awarded Mr. Huffer a bonus of $452,896 under the Executive MIP. The sum of Mr. Huffer’s base salary and annual incentive bonus is in the third quartile of compensation for similar officers in comparable companies as determined by the independent compensation consultant market survey. Prior to fiscal 2003, Mr. Huffer elected to defer under our Partnership Plan 50% of any annual incentive compensation earned by him with respect to fiscal 2003. The deferred portion of Mr. Huffer’s bonus, as well as our match described above under “Partnership Plan,” are reported in the Restricted Stock Award column in the Summary Compensation Table, with the remainder of his annual incentive compensation reported in the Bonus column of the Summary Compensation Table.

Mr. Huffer was granted stock options in April 2002 and June 2002 to purchase an aggregate of 8,010 and 71,990 shares of our common stock, respectively. The exercise price of the April option grant is $12.84 per share, and the exercise price of the June option grant is $13.10 per share, in each case representing the fair market value of our common stock on the date of grant. The April option was granted under the terms of the 1997 Omnibus Stock Incentive Plan, and the June option was granted under the terms of the 2002 Omnibus Stock Incentive Plan. The Committee determined that these grants were appropriate, when combined with the annual bonus targets established for Mr. Huffer for fiscal 2003, based on the Board’s annual evaluation of Mr. Huffer against his agreed upon performance objectives. In making these grants, the Committee took into consideration that Mr. Huffer will only benefit from the options if he achieves significant improvements for Apogee, and that Mr. Huffer’s total compensation will be competitive with chief executive officers of similar companies.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any executive officer named in the Summary Compensation Table. The Executive MIP was approved by shareholders in 2002 and includes specific performance criteria; therefore, annual incentive awards granted under the Executive MIP are deemed to meet the requirements of Section 162(m) for deducting compensation in excess of $1,000,000. The Committee intends to continue its practice of paying competitive compensation to attract and retain executive officers to manage our business in the best interests of Apogee and our shareholders, and we therefore may choose to provide non-deductible compensation to our executive officers if we deem such compensation to be in the best interests of Apogee and our shareholders.

The Committee believes the executive compensation policies and actions reported above reflect decisions which are consistent with the overall beliefs and objectives of Apogee.

Compensation Committee of the Board of Directors of Apogee

Michael E. Shannon, Chair	Stephen C. Mitchell
Bernard P. Aldrich	Ray C. Richelsen

Summary Compensation Table

The following table sets forth, with respect to our Chief Executive Officer and our four other most highly compensated executive officers, their cash and non-cash compensation for services to us in all capacities for each of the last three fiscal years.

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation
		Salary ($)	Bonus ($)(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Russell Huffer Chairman, President and Chief Executive Officer	2003 2002 2001	597,231 575,539 471,346	226,448 622,000 510,000	452,896 285,330 344,000	80,000 80,000 125,000	84,952 113,311 48,135

Michael B. Clauer Executive Vice President and Chief Financial Officer of Apogee and President of Tru Vue, Inc.(4)	2003 2002 2001	313,315 309,554 78,886	94,410 166,846 34,000	188,820 285,330 116,960	30,000 30,000 50,000	25,177 16,319 9,130

Joseph T. Deckman Executive Vice President of Apogee and President of Harmon Glass Company	2003 2002 2001	312,131 309,208 289,923	71,276 68,171 189,080	142,552 194,526 344,000	33,000 30,000 30,000	27,131 39,808 24,187

Larry D. Stordahl Executive Vice President	2003 2002 2001	268,254 265,471 248,683	77,087 129,136 149,248	154,174 285,330 344,000	30,000 30,000 30,000	26,755 123,528 18,929

Patricia A. Beithon General Counsel and Secretary	2003 2002 2001	236,908 220,281 186,058	73,185 105,016 92,500	146,370 285,330 318,200	20,000 10,000 10,000	23,252 8,465 4,218

(1)	The bonus amounts shown reflect only the cash portion of the annual bonus awarded in each fiscal year. For individuals in the Amended and Restated 1987 Partnership Plan, the remaining bonus amounts were deferred and are shown in the Restricted Stock Awards column, as further detailed below in note 2 to this table.

(2)	Restricted stock awards are made pursuant to the Amended and Restated 1987 Partnership Plan. Under the Partnership Plan, participants are given the opportunity to voluntarily defer up to 50% of their annual incentive compensation. The deferred amount is invested in shares of our common stock. The purchase price for the shares is the lesser of (a) the fair market value per share at the date of the participant’s election to defer and (b) the fair market value per share at the date the participant’s incentive compensation award is approved by the Compensation Committee. We match 100% of a participant’s deferred amount in the form of restricted stock, awarding the participant that number of shares of restricted stock that is equal to the number of shares purchased with the participant’s deferred amount. The individual’s deferred amount vests immediately; however, the shares are held in trust and generally restricted for a period of not less than five years. Our match vests in equal, annual installments over periods of up to 10 years, as determined by the Compensation Committee. All shares issued pursuant to the Amended and Restated 1987 Partnership Plan are eligible to receive all declared dividends.

The value of each executive officer’s restricted stock awards, as shown in the Restricted Stock Awards column, is calculated by multiplying the closing market price of our common stock on the respective dates of grant of the restricted stock awards by the number of shares awarded. The dates of grant for fiscal 2003, 2002 and 2001 were April 10, 2003, April 10, 2002 and April 11, 2001, respectively. Because the closing market price of our common stock on the date of grant of the awards may be higher than the actual purchase price for the shares, as described above, the value shown in the Restricted Stock Awards column may be higher than the aggregate of the participant’s deferred amount and the value of our match.

For each officer listed in the Summary Compensation Table, the total number of restricted shares held in trust pursuant to deferrals and matching awards under the Partnership Plan at the end of fiscal 2003 and the dollar value of those shares as of March 1, 2003, the last day of fiscal 2003, are listed below. The value of the shares is calculated by multiplying the number of shares in each account by the closing price of our common stock on the NASDAQ National Market on February 28, 2003 ($8.17), the last trading day of fiscal 2003.

		Shares Acquired with:
Officer	Years of Participation (#)	Deferred Amount (#)	Company Match (#)	Aggregate Value ($)
Russell Huffer	15	41,220	49,395	740,325
Michael B. Clauer	3	18,097	17,231	288,630
Joseph T. Deckman	6	69,850	52,077	996,144
Larry D. Stordahl	4	31,575	28,254	488,803
Patricia A. Beithon	3	30,042	27,761	472,251

(3)	Represents the following amounts paid under (a) our 401(k) retirement plan and (b) our employee stock purchase plan, both of which are applicable to executive officers on the same basis as all eligible employees, and (c) contributions and interest related to the Executive Supplemental Plan (also called the “Restoration Plan”), which is designed to allocate to executive officers amounts not eligible for contributions under the qualified plans because of limitations imposed by the Internal Revenue Code: for Mr. Huffer, (a) $11,772, (b) $1,620 and (c) $71,560; for Mr. Clauer, (a) $8,417, (b) $810 and (c) $15,950; for Mr. Deckman, (a) $8,941, (b) $1,620 and (c) $16,570; for Mr. Stordahl, (a) $9,077, (b) $1,620 and (c) $16,059; and for Ms. Beithon, (a) $9,107, (b) $1,620 and (c) $12,525. The fiscal 2002 amounts for Messrs. Huffer and Stordahl also include $79,782 and $109,545, respectively, for relocation expenses. The fiscal 2002 and 2001 amounts for Mr. Clauer include $12,794 and $9,130, respectively, for commuting expenses.

(4)	Mr. Clauer joined us in November 2000.

Stock Options

The following tables summarize option grants and exercises during fiscal 2003 to or by the executive officers named in the Summary Compensation Table and the value of options held by these executive officers at the end of fiscal 2003. No stock appreciation rights have been granted to, or were held by, any of the named executive officers as of March 1, 2003.

Option Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Russell Huffer	8,010(2) 71,990(3)	1.5 13.8	12.84 13.10	4/10/12 6/18/12	64,681 593,091	163,914 1,503,009

Michael B. Clauer	10,516(2) 19,484(3)	2.0 3.7	12.84 13.10	4/10/12 6/18/12	84,917 160,519	215,196 406,787

Joseph T. Deckman	10,899(2) 22,101(3)	2.1 4.2	12.84 13.10	4/10/12 6/18/12	88,010 182,080	223,033 461,425

Larry D. Stordahl	10,611(2) 19,389(3)	2.0 3.7	12.84 13.10	4/10/12 6/18/12	85,684 159,737	217,140 404,804

Patricia A. Beithon	19,447(2) 553(3)	3.7 0.1	12.84 13.10	4/10/12 6/18/12	157,035 4,556	397,957 11,546

(1)	The exercise price for all stock option grants is the fair market value of our common stock on the date of the grant.

(2)	Each of these options was granted on April 10, 2002. Each option vests in equal, annual installments on the first four anniversaries of the date of grant.

(3)	Each of these options was granted on June 18, 2002. Each option vests in equal, annual installments on the first four anniversaries of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable(2)
Russell Huffer	107,225	815,815	190,275/222,500	0/209,844
Michael B. Clauer	3,156	26,875	29,344/77,500	51,497/58,938
Joseph T. Deckman	15,000	117,655	115,000/75,500	0/50,363
Larry D. Stordahl	—	—	67,500/72,500	50,363/50,363
Patricia A. Beithon	—	—	11,250/33,750	16,788/16,788

(1)	The value realized is determined by subtracting the exercise price per share from the fair market value of our common stock on the date of exercise.

(2)	The value of the unexercised options is determined by subtracting the exercise price of the options from the fair market value of our common stock as of February 28, 2003, the last trading day of fiscal 2003 ($8.17 per share).

Executive Retirement Plan

We adopted our Officer’s Supplemental Executive Retirement Plan, or “SERP,” effective for the calendar year 1998. The SERP is a non-qualified retirement compensation plan in which each of the executive officers named in the Summary Compensation Table participates. Federal laws limit the amount of compensation that we may consider when determining benefits payable under tax-qualified retirement plans. The SERP was approved in order to provide additional retirement benefits to selected officers and management employees in excess of the benefits that can and are being provided under our other tax-qualified and non-qualified retirement plans for the purpose of providing an incentive to remain with Apogee. The SERP provides for the payment of monthly benefits at “normal retirement date” (age 65). The benefits are determined by multiplying (a) two percent of the participant’s average monthly compensation for the participant’s five highest consecutive, completed calendar years of annual compensation (including salary, bonus and certain other compensation as reported on a Form W-2) during the last 10 years of employment by (b) the participant’s credited years of service to Apogee. If the participant has less than five consecutive, completed calendar years of service, then the benefits will be based on final average monthly compensation, which will be determined by dividing (x) the participant’s aggregate compensation for all of the participant’s consecutive, completed years of service by (y) the number of months in the consecutive, completed years of service. In either case, the benefits are then offset by Social Security benefits and benefits to be received by the participant under defined contribution pension plans from contributions made by us. For purposes of these calculations, the maximum number of years of service that will be credited to any participant is 20 years. The SERP is an unfunded obligation of Apogee, and participants in the SERP are unsecured creditors of Apogee.

The following table shows the estimated annual benefits payable to participants under the SERP upon reaching normal retirement age. The benefits in this table are computed as a single life annuity starting on the first day of the calendar month following the month in which the participant would attain age 65, offset by the estimated sum of the annuity value of our contributions to the defined contribution plans and the Executive Supplemental Plan (described below) and the participant’s Social Security benefits. The table is applicable for participants joining Apogee at or after the SERP’s inception in 1998. The table does not properly reflect amounts for participants who were employees of Apogee prior to the SERP’s inception.

Estimated Annual Benefits – Officer’s Supplemental Executive Retirement Plan

	Years of Service ($)
Final Average Compensation ($)	10	20
200,000	11,000	33,000
400,000	40,000	85,000
600,000	69,000	137,000
800,000	98,000	189,000
1,000,000	128,000	241,000
1,200,000	157,000	294,000
1,400,000	186,000	346,000
1,600,000	215,000	398,000
1,800,000	244,000	450,000

The executive officers named in the Summary Compensation Table have credited years of service under the SERP as follows: Mr. Huffer, 16 years; Mr. Clauer, two years; Mr. Deckman, eight years; Mr. Stordahl, four years; and Ms. Beithon, three years.

Restoration Plan

We adopted our Executive Supplemental Plan, which we refer to as the “Restoration Plan,” effective for calendar year 1998. The Restoration Plan is a non-qualified retirement plan. It was approved in order to provide additional retirement benefits to executive and senior officers in excess of benefits that can and are being provided under our other tax-qualified retirement plans for the purpose of providing an incentive to remain with Apogee. The Restoration Plan provides benefits to selected individuals whose contributions to the tax-qualified retirement plans are restricted by the Internal Revenue Code, which limits compensation that may be considered for qualified pension plan purposes. The Restoration Plan is designed to provide participants with retirement benefits on a non-qualified basis, so that the total Apogee-provided retirement benefits under our tax-qualified retirement plans and the Restoration Plan will be equal to the benefits participants would have received under our tax-qualified retirement and deferred compensation plans if:

•	the limitations of the Internal Revenue Code did not apply; and

•	the definition of compensation in the defined contribution pension plan included incentive compensation.

The Restoration Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.

Employment Agreements and Change-in-Control Arrangements

Employment Agreement

Effective as of July 16, 2002, Mr. Deckman entered into an employment agreement with Apogee providing for his continued services through July 17, 2004. Under the agreement, he will serve as Executive Vice President of Apogee and as President of Harmon Glass Company, our wholly owned subsidiary, for a term ending on July 17, 2004. The agreement provides for an annual base salary of $313,300 and entitles Mr. Deckman to participate in all Apogee employee benefit plans or programs to the extent that he is eligible under such plans. During the term of the agreement, and so long as Mr. Huffer is our Chairman or Chief Executive Officer, Mr. Huffer will:

•	annually recommend to the Compensation Committee that Mr. Deckman (a) be granted the number of stock options comparable to our other Executive Vice Presidents, (b) remain a participant in the Partnership Plan, and (c) remain a participant in the Supplemental Executive Retirement Plan; and

•	recommend to our Board of Directors that Mr. Deckman’s severance agreement (described below under “Severance Agreements”) not be terminated pursuant to certain sections of that agreement.

The employment agreement also entitles Mr. Deckman to an annual bonus based on financial and non-financial objectives and to a special bonus for fiscal 2003 related to managing discontinued operations.

In the event his employment is terminated by Apogee without “cause” or voluntarily by him for “good reason” (as such terms are defined in the employment agreement), Mr. Deckman will continue to receive his base salary until July 17, 2004; receive a lump-sum severance payment equal to 52 weeks of his base salary, which payment is in addition to any severance payments he would receive under his separate severance agreement (described below under “Severance Agreements”); continue to receive medical benefits for up to 12 months after termination of employment; and receive outplacement assistance up to a maximum amount of $10,000. In addition, all of Mr. Deckman’s non-vested stock options will be terminated and he will be paid the net value of such options in cash, and all non-vested “Pool B” shares allocated to him under the Partnership Plan will be forfeited and he will be paid the net present value of such shares in cash.

If a “triggering event” (defined in the agreement to include certain transactions involving our Auto Glass business segment) occurs, all of Mr. Deckman’s non-vested stock options will be terminated and he will be paid the net value of such options in cash; all non-vested “Pool B” shares allocated to him under the Partnership Plan will be forfeited and he will be paid the net present value of such shares in cash; and a pro-rated portion of any bonuses that he otherwise would have received will be paid to Mr. Deckman. If Mr. Deckman does not become an employee of the entity or business operating the business subject to the triggering event, he will be entitled to continue to receive his base salary until July 17, 2004, and the same benefits as if his employment had been terminated by him for “good reason.”

Severance Agreements

Each of the executive officers named in the Summary Compensation Table is a party to a severance agreement with us designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of Apogee (as “change in control” is defined in the agreements). The agreements provide that, in the event of a change in control, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without cause or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements) within two years after the change in control, or if the executive officer voluntarily terminates his or her employment for any reason during the thirteenth month following a change in control. In these circumstances, the executive officer will receive a severance payment equal to two times the executive officer’s annual salary plus the executive’s targeted annual bonus (as calculated under the terms of the agreements). Options granted under our 1987 Stock Option Plan, 1997 Omnibus Stock Incentive Plan, 2002 Omnibus Stock Incentive Plan and agreements relating to our match under our Amended and Restated 1987 Partnership Plan, also provide for payment or immediate vesting of awards in the event of a change in control of Apogee.

COMPARATIVE STOCK PERFORMANCE

The line graph below compares the cumulative total shareholder return on our common stock for the last five fiscal years with cumulative total return on the Standard & Poor’s Small Cap 600 Index and the peer group index described below. This graph assumes a $100 investment in each of Apogee, the Standard & Poor’s Small Cap 600 Index and the peer group composite index at the close of trading on February 27, 1998, and also assumes the reinvestment of all dividends.

Comparative Stock Performance

Comparison of Five-Year Cumulative Total Returns

March 1, 1998 to February 28, 2003

For the fiscal year ended March 1, 2003, our primary business activities included architectural glass products and services (approximately 60% of net sales), automotive replacement glass and services (approximately 30% of net sales) and large-scale optical technologies (approximately 10% of net sales). We are not aware of any competitors, public or private, that are similar to us in size and scope of business activities. Most of our direct competitors are either privately owned or divisions of larger, publicly owned companies. The peer group represented in the line graph above consists of all public companies with market capitalization of $500 million or less as of March 1, 2003 that are known by us to be engaged in some aspect of glass and/or aluminum products or services for construction and/or automotive end markets. The companies included in this peer group are Butler Manufacturing Corporation, International Aluminum Corporation and Southwall Technologies. Prior to fiscal 2003, Donnelly Corporation and SunSource, Inc. (previously Sun Distributors) had been included in our peer group. Donnelly Corporation and SunSource, Inc. have been removed due to the fact that they were acquired by other companies during our fiscal years ended March 1, 2003 and March 2, 2002, respectively, and are no longer public reporting companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

During fiscal 2003, the following individuals served as members of our Compensation Committee: Bernard P. Aldrich, Stephen C. Mitchell, Ray C. Richelsen and Michael E. Shannon. None of these directors ever has served as an officer or employee of Apogee or any of our subsidiaries. During fiscal 2003, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or any Board committee.

Certain Transactions

In the ordinary course of business, we and our subsidiaries enter into transactions with other business entities in which one or more of our directors and nominees for director may serve as executive officers, partners or shareholders. The terms of all such transactions were negotiated at arms’ length and resulted in terms as fair to us and our subsidiaries as could have been obtained from third parties, and none of our directors or nominees for director has a material interest in any such transaction.

PROPOSAL 2: APPROVAL OF AMENDMENT TO

THE AMENDED AND RESTATED 1987 APOGEE ENTERPRISES, INC. PARTNERSHIP PLAN

Proposed Amendment and Vote Required

The Amended and Restated 1987 Apogee Enterprises, Inc. Partnership Plan was adopted by us and our subsidiaries in 1987. The purpose of the plan is to increase long-term ownership of our common stock by the key employees of Apogee and our subsidiaries, to foster and motivate exceptional work performance and teamwork among key employees, and to provide our key employees with supplemental retirement benefits and long-term financial security. The plan allows participants to defer up to 50% of their annual incentive compensation. Deferred amounts are invested in shares of our common stock. We match 100% of the amount deferred by participants in the form of shares of our common stock.

On April 10, 2003, our Board of Directors approved an amendment to the Partnership Plan, subject to shareholder approval, to increase the number of shares eligible for issuance under the plan from 3,200,000 to 4,000,000 shares, an increase of 800,000 shares. The Board, as well as our senior management, believes that it is important to align the interests of our employees with the interests of our shareholders, and we believe that encouraging share ownership by our employees through the plan is a key means to achieve this goal. Furthermore, we believe that the plan enhances our ability to attract and retain employees, enhances employee loyalty and increases the focus of our employees on the creation of shareholder value. As of April 23, 2003, we had approximately 51,518 shares available for issuance under the plan.

The plan is described in greater detail below.

The Board of Directors recommends that you vote FOR the proposal to amend the Amended and Restated 1987 Partnership Plan. Proxies will be voted FOR the proposal unless otherwise specified. The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the proposal.

Summary of the Partnership Plan

Administration

The Partnership Plan is administered by the Board of Directors or a committee designated by the board consisting of three or more “disinterested persons,” as determined in accordance with the Securities Exchange Act of 1934. Currently, the Compensation Committee of the Board of Directors administers the Partnership Plan. The Committee has authority to interpret the plan, to prescribe, amend and rescind the rules and regulations relating to the plan, to delegate these responsibilities as allowed under the plan or in accordance with applicable law, as the Committee deems desirable, and to make all other determinations necessary or advisable for the administration of the plan.

Eligible Employees

Our employees and our subsidiaries’ employees who participate in and are eligible to receive compensation under our incentive compensation policies generally are eligible to participate in the Partnership Plan. As of March 1, 2003, approximately 90 employees were eligible to participate in the plan. The Compensation Committee designates Partnership Plan participants from this group based on selection criteria established by the Committee for that fiscal year. As of March 1, 2003, a total of 27 current employees were participants in the plan.

Participant Deferrals

The Partnership Plan allows participants to defer up to 50% of the annual incentive compensation that may be earned by the participant for any fiscal year. Participants must designate their deferral percentage prior to the beginning of each fiscal year. A trust fund is then established for each participant in the plan. Following the award of incentive compensation to a participant who has elected to defer a portion of this compensation under the Partnership Plan, we deposit into the participant’s trust fund either (a) cash equal to the amount of incentive compensation deferred by the participant, which is then used to purchase shares of the our common stock, or (b) a number of shares of our common stock equivalent to the deferred amount, divided by the purchase price for the shares. The purchase price for the shares is the lesser of the fair market value per share at the date of the participant’s election to defer, or the fair market value per share at the date the participant’s incentive compensation award is approved by the Compensation Committee.

Amounts deferred by participants vest immediately but may not be distributed to participants for a period of five years from the date of deferral, except in the event of the participant’s death or disability (as defined in the plan). At the time they designate their deferral percentage, participants also must elect a timeline for distribution that commences after expiration of the five-year period. Distributions may only be made in shares of common stock, and may be made in a lump sum or in a series of installments, subject to rules established by the Committee.

Apogee Match

We match 100% of the amount deferred by each participant by awarding to each participant a number of shares of our common stock equal to the number purchased with the participant’s deferral amount for any year. The shares awarded by us are restricted. Participants may not sell, transfer, pledge, hypothecate, encumber, grant a lien in or otherwise dispose of all or any of the restricted shares held in a participant’s name. The restricted shares vest in equal annual increments over a period of up to 10 years, as determined by the Compensation Committee at the time of the participant’s election to defer. The restricted shares are eligible to receive all declared dividends, and participants may vote the restricted shares during the restriction period. The restricted shares are subject to a risk of forfeiture upon the occurrence of certain events designated by the Committee.

Fiscal 2003 Partnership Plan Awards

The following table indicates the aggregate number of restricted shares acquired pursuant to deferred amounts and awarded pursuant to our match under the Partnership Plan for fiscal 2003, for each of our executive officers named in the Summary Compensation Table, for all current executive officers as a group and for all non-executive employees as a group. The deferred amounts and our match for each of our named executive officers also are disclosed in the column entitled “Restricted Stock Awards” in the Summary Compensation Table.

Name	Dollar Value($)	Number of Restricted Shares
Russell Huffer	452,896	49,496
Michael B. Clauer	188,820	20,636
Joseph T. Deckman	142,552	15,580
Larry D. Stordahl	154,174	16,850
Patricia A. Beithon	146,370	15,996
Executive Officers as a Group (7 persons)	1,215,432	132,834
Non-Executive Officer Employees as a Group (20 persons)	1,377,127	150,504

Equity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares remaining available for future issuance under our equity compensation plans as of March 1, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by security holders	2,672,859	$11.15	2,495,501

Equity compensation plans not approved by security holders	None	Not Applicable	None

Total	2,672,859	$11.15	2,495,501

(1)	Includes shares underlying options granted under our 2002 Omnibus Stock Incentive Plan, our 1997 Omnibus Stock Incentive Plan and our 1987 Stock Option Plan.

(2)	Of these shares, 348,056 are available for issuance under our Amended and Restated 1987 Partnership Plan, 1,568,384 are available for grant under our 2002 Omnibus Stock Incentive Plan, 388,484 are available for grant under our 1997 Omnibus Stock Incentive Plan and 190,577 are available for grant under our Non-Employee Director Deferred Compensation Plan. The 1,568,384 and 388,484 shares available for grant under the 2002 Omnibus Stock Incentive Plan and the 1997 Omnibus Stock Incentive Plan, respectively, may become the subject of future awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards, except that not more than 960,000 shares are available for granting restricted stock, restricted stock units and performance awards under both of these plans.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITORS

Audit Committee Report

The Audit Committee oversees Apogee’s financial reporting process (including our system of financial controls and internal and external auditing efforts), oversees our program to ensure ethical business practices, and assesses and establishes policies and procedures to manage our business and financial risk. The Committee also appoints our independent auditors. The Committee operates under a written charter, which we annually review, and has authority to retain independent counsel and other external advisors from time to time to help us fulfill our oversight duties.

In performing our functions, the Committee acts only in an oversight capacity. In our oversight role, we rely on the work and assurances of Apogee’s management, which has the primary responsibility for Apogee’s financial statements and reports, of our internal auditors and of our independent auditors which, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles. We retained Deloitte & Touche LLP as our independent auditors to audit our financial statements for the fiscal year ended March 1, 2003. We retained PricewaterhouseCoopers LLP to provide internal audit services to us beginning in the second quarter of fiscal 2003.

The Committee is composed entirely of non-employee directors, all of whom are independent in accordance with current NASDAQ listing standards and the rules of the Securities and Exchange Commission. Each Committee member is able to understand fundamental financial statements, and at least one Committee member has past experience in accounting or related financial management experience. During fiscal 2003, the members of the Committee were Ms. Grogan and Messrs. Aldrich, Edwards, Horner and Shannon.

The Committee has reviewed and discussed the audited financial statements with management and the independent auditors, including significant accounting judgments and estimates applied by Apogee in our financial statements and the reasonableness thereof. Management represented to the Committee that our financial statements were prepared in accordance with generally accepted accounting principles and that our financial statements fairly present, in all material respects, the financial condition and results of operations of Apogee.

The Committee discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Committee received and discussed with the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to the independence of the independent auditors. The Committee considered whether the independent auditors’ provision of non-audit services to Apogee during fiscal 2003 is compatible with the auditors’ independence and concluded that the independent auditors are independent from Apogee and our management.

The Committee also discussed with the independent auditors certain non-audit services provided from 1998 through November 2002 by a partner of an affiliate of the independent auditors located in the United Kingdom as the creditors’ committee/court-approved liquidator of an insolvent, inactive subsidiary of Apogee that filed for voluntary liquidation in March 1998. These services were provided to the creditors’ committee and the court and not to Apogee. In November 2002, in connection with the partner’s planned retirement, the court approved the appointment of a new liquidator who is not affiliated with the independent auditors. The Committee concluded that the independent auditors’ independence was not impaired by these activities.

Based on the review and discussions referred to above, the Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 1, 2003, for filing with the Securities and Exchange Commission. The Committee appointed Deloitte & Touche LLP to serve as our independent auditors for fiscal 2004.

Audit Committee of the Board of Directors of Apogee

Barbara B. Grogan, Chair	J. Patrick Horner
Bernard P. Aldrich	Michael E. Shannon
Robert L. Edwards

Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

We incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP for fiscal 2003.

Fiscal 2003
Audit Fees(1)	$420,000
Financial Information System Design and Implementation Fees	-0-
All Other Fees(2)	90,000

Total	$510,000

(1)	Audit fees consisted of audit work performed in preparation of our annual financial statements and review of the quarterly financial statements included in our quarterly reports on Form 10-Q for fiscal 2003.

(2)	All other fees consisted primarily of audits of our employee benefit plans, preparation of tax returns, tax consulting, tax related valuation services and other accounting consultations.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent auditor. In recognition of this responsibility, the Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent auditor. As permitted by SEC regulations, the Audit Committee delegated the authority to pre-approve services provided by our independent auditor to the Chair of the Audit Committee, who will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2004. Deloitte & Touche LLP served as our independent auditors for fiscal year ended March 1, 2003, and reports to the Audit Committee.

On April 11, 2002, we determined not to re-engage our former independent auditors, Arthur Andersen LLP, and to appoint Deloitte & Touche LLP as our new independent auditors (subject to the completion of their customary new client acceptance procedures which have now been completed). Such dismissal was effective upon completion of the audit of our consolidated financial statements for our fiscal year ended March 2, 2002. The decision not to re-engage Arthur Andersen and to retain Deloitte & Touche LLP was approved by our Board of Directors upon the recommendation of our Audit Committee.

The reports of Arthur Andersen LLP on our financial statements for the two fiscal years ended March 2, 2002 and March 3, 2001 do not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through April 11, 2002, (a) there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years, and (b) we believe that during the two most recent fiscal years and through April 11, 2002, there have been no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

During the fiscal years ended March 2, 2002 and March 3, 2001 and through the interim period ended April 11, 2002, we did not consult with Deloitte & Touche LLP regarding either (x) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, as a result of which either a written opinion was provided to us or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues, or (y) any matter that was either the subject of a disagreement with Arthur Andersen LLP or a reportable event.

We reported the change in accountants on a Form 8-K filed with the Securities and Exchange Commission on April 18, 2002. The Form 8-K contained a letter from Arthur Andersen LLP, addressed to the Securities and Exchange Commission, stating that it agreed with the comments in clause (a) above and was not in a position to agree or disagree with the comments in the remainder of the above statements.

While it is not required to do so, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending February 28, 2004 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at the 2003 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and respond to questions.

The Audit Committee of the Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2004. Proxies will be voted FOR the proposal unless otherwise specified. Ratification of the appointment will require the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the annual meeting.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Any shareholder wishing to have a proposal considered for submission at the 2004 Annual Meeting of Shareholders must submit the proposal in writing to our Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the Securities and Exchange Commission no later than January 15, 2004.

Under our bylaws, a shareholder proposal not included in our proxy statement for the 2004 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2004 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our bylaws, including delivering notice of the proposal in writing to our Secretary at the address indicated on the first page of this proxy statement, no later than February 18, 2004.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders for the fiscal year ended March 1, 2003, which includes a copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended March 1, 2003, is being mailed with this proxy statement. Shareholders who wish to obtain additional copies of our Annual Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
E-mail:	IR@apog.com
Telephone:	(952) 896-2422
Fax:	(952) 896-2400
Mail:	Investor Relations
Apogee Enterprises, Inc.
7900 Xerxes Avenue South, Suite 1800
Minneapolis, Minnesota 55431-1159

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon

General Counsel and Secretary

Dated: May 9, 2003

Appendix A

APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

This instrument is a combined deferred compensation (funded in trust) and restricted stock plan (the “Plan”) adopted by Apogee Enterprises, Inc. and its subsidiaries, Harmon Glass Company, Harmon Glass of Florida, Inc., Wausau Metals Corporation, Viracon, Inc., and W.S.A., Inc. for a select group of management or highly compensated personnel. This Plan is designed to provide key executives of such corporations with an increased ownership in Apogee Enterprises, Inc., foster and motivate exceptional work performance and teamwork among such executives, and provide supplemental retirement benefits and long-term financial security.

ARTICLE I

DEFINITIONS

1.01 “Administrator” means the Administrator appointed by the Board of Directors, and if none, then the Committee.

1.02 “Apogee” depending on the context in which used means Apogee Enterprises, Inc. and/or its Subsidiaries who are a party to this Plan; provided, however, this definition shall not be construed or interpreted to allow assets held in Trust for the benefit of a Participant (employee) of Apogee Enterprises, Inc. to be subject to claims of general creditors of any Subsidiary, nor shall assets held in the Trust on behalf of a Participant (employee) of any Subsidiary be subject to claims of general creditors of Apogee Enterprises, Inc. or any other Subsidiary. (See Article VI).

1.03 “Apogee Company” means any Apogee corporation in the singular, whether Apogee Enterprises, Inc. or any Subsidiary that is a party to this Plan.

1.04 “Beneficiary” means the person, persons or trust last designated by the Participant to receive the benefits provided under this Plan. Such designation shall be made pursuant to Article VIII of the Plan.

1.05 “Board of Directors” means the Board of Directors of Apogee Enterprises, Inc.

1.06 “Committee” means the Plan compensation committee of the Board of Directors.

1.07 “Common Stock” means common stock of Apogee Enterprises, Inc.

1.08 “Deferred Compensation Account” means the Trust Fund account of a Participant as provided in Section 6.03.

1.09 “Disability” means mental or physical disability, which, in the opinion of the Committee, based on medical evidence satisfactory to the Committee, prevents a Participant from engaging in the principal duties of his or her employment.

1.10 “Early Retirement” means voluntary separation from employment of a Participant from Apogee which has been approved by the Committee at or after such Participant has attained age 50 and prior to age 65. Early Retirement shall not be available to any Participant unless and until such Participant has 15 years of Service with Apogee. Early Retirement is not and shall not be defined or interpreted as Termination of Employment or Retirement.

1.11 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. This agreement qualifies as a plan which is unfunded and which is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

1.12 “Fair Market Value” means the daily closing price of Common Stock as reported in the Wall Street Journal.

1.13 “Financial Hardship” means an immediate, severe financial need of a Participant, resulting from an event not reasonably foreseeable by the Participant, which cannot be met by the Participant from other resources reasonably available to the Participant from insurance or reimbursement, liquidation of assets to the extent that would not itself cause severe financial hardship or succession deferrals under the Plan. Such events would arise, for example, from a serious illness, injury or accident of the Participant or a dependent member of Participant’s family, loss of property due to casualty or similar severe, extraordinary and unforeseeable circumstances beyond the control of Participant detrimentally affecting the health or welfare of the Participant or a dependent member of Participant’s family. The Committee shall determine when Financial Hardship occurs and its determination shall be final and not subject to review or challenge by a Participant.

1.14 “Fiscal Year” means the annual period ending on the Saturday closest to the last day of February or such Fiscal Year of Apogee as it may be changed hereafter from time to time.

1.15 “Grantor” means Apogee or the Committee, acting on behalf of Apogee.

1.16 “Incentive Compensation” means compensation awarded to an employee of Apogee at the end of the Fiscal Year pursuant to the Incentive Plan.

1.17 “Incentive Plan” means the Incentive Compensation arrangement as adopted by Apogee on a year to year basis, prior to the end of a Fiscal Year, and as revised from time to time, which provides for Incentive Compensation to selected management or highly compensated employees of Apogee, on a company by company basis, on the attainment of defined financial and developmental goals during the course of that Fiscal Year, if said employee remains in the employ of Apogee at the end of that Fiscal Year.

1.18 “Participant” means a person employed by Apogee who (i) is a participant in and eligible to receive compensation under the Incentive Plan, (ii) has been specifically selected by the Committee to participate in the Partnership Plan, and (iii) has elected to defer such compensation under this Plan, or a person, and who prior to the time of Retirement, Early Retirement, death, Disability or Termination of Employment, had elected to defer such compensation under this Plan and who retains, or whose Beneficiaries retain, benefits under the Plan and in accordance with its terms.

1.19 “Plan” means this Partnership Plan, as it may be amended from time to time.

1.20 “Pool A” means that portion of the Incentive Compensation awarded by Apogee to the Participant which Participant has elected to defer and which, pursuant to this Plan, Apogee as Grantor shall contribute to the Trust.

1.21 “Pool B” means shares of Common Stock purchased or issued by Apogee in the Participant’s name, which shares in number shall be equal to the number of shares resulting from and computed pursuant to Participant’s election to defer under Pool A. Pool B shares so issued are and shall be designated as “Restricted Stock”.

1.22 “Restricted Stock” means Pool B stock in the Participant’s name that is or is meant to be nontransferable, forfeitable, and imprinted with a restrictive legend.

1.23 “Retirement” means a Participant’s retirement at or after attaining age 65.

1.24 “Subsidiary” means a corporation, of which Apogee Enterprises, Inc. owns at least fifty percent (50%) of the shares having voting power in the election of directors.

1.25 “Termination of Employment” means a Participant’s termination of employment with Apogee whether voluntary or involuntary. Termination of Employment does not include Retirement or Early Retirement.

1.26 “Trust” means the entity created by the Deferred Compensation Trust Agreement (the “Trust Agreement”) of even date which Apogee has adopted and executed pursuant to this Plan, together with all amendments and exhibits thereto.

1.27 “Trustee” means the entity, person or persons individually signing the Trust Agreement as Trustee or any successor to such Trustee (see Section 6.01 hereof and Article IX of the Trust Agreement).

1.28 “Trust Fund” means the fund held by the Trustee pursuant to the terms of the Trust, including individual Trust Fund accounts and Vintage Accounts established for each Participant.

1.29 “Unrestricted Stock” means Common Stock issued in the name of a Participant that is freely transferable and not subject to substantial risk of forfeiture.

1.30 “Vintage Account” means a subaccount of a Participant’s Trust Fund account established by the Trustee for the purpose of identifying and segregating increases and decreases to such account by Fiscal Year contribution of Pool A shares to which such increases or decreases relate. Such increases or decreases may be caused by, but are not limited to cash or property dividends, stock splits, stock purchases, reorganizations, mergers, distributions and the like.

ARTICLE II

SELECTION OF PLAN PARTICIPANTS AND DISQUALIFICATION

2.01 Selection of Participant. The Committee will establish the criteria for Participation in the Plan and make Incentive Compensation awards to Participants. No person shall be entitled to benefits under the Plan except as awarded by the Committee in its sole discretion, with or without receiving recommendations from Apogee. Notwithstanding the foregoing, it is anticipated that the Board of Directors and the respective boards of directors of each Subsidiary shall provide such recommendations to the Committee.

Any Pool A or Pool B Incentive Compensation awarded to Participants under this Plan shall be deemed null and void from the inception of such award if this Plan is not approved by the shareholders of each Apogee Company within six (6) months of the date adopted by the last Apogee Company board of directors to adopt and approve this Plan. In such case the Common Stock, in Trust or in the form of Restricted Stock shall be returned to Apogee and any Pool A consideration, paid or foregone, shall be remitted to the Participant.

2.02 Disqualification of Participants. In any instance where a Participant engages in acts or omissions including, but not limited to, (i) willful and substantial misconduct in the discharge of a Participant’s duties as an officer or employee, or (ii) reckless failure or refusal to perform substantial and clear duties of employment, or (iii) criminal misconduct of the Participant, having the foreseeable likelihood or effect of causing a material loss of or damage to the properties, business or reputation of Apogee, or, (iv) conferring an unauthorized and substantial pecuniary benefit upon the Participant or a designee of a Participant at the expense of Apogee, such acts or omissions may give rise to a finding by the Committee of a “Disqualification”. In order for a Disqualification to become effective, the finding of the Committee must be ratified by not less than fifty percent (50%) of a quorum of the Board of Directors and not less than fifty percent (50%) of a quorum of the board of directors of the Apogee Company by whom the Participant is employed. If any Participant subject to Disqualification is a member of the Board of Directors or any Apogee board of directors, such Participant shall not cast a vote on any motion for Disqualification. In the event that a finding of Disqualification is ratified, the maximum distribution to the Participant from that Participant’s Pool A Trust Fund account(s) shall be the lesser of the Fair Market Value of such stock on the date of Disqualification or the original amount of Incentive Compensation deferred by Participant in any Fiscal Year. Such distribution shall be made in Common Stock. Any Common Stock or other property remaining in Participant’s Trust Fund subsequent to a Disqualification distribution shall immediately revert to Apogee for cancellation or incorporation to Apogee’s general assets, as applicable. Any and all Restricted Stock in the Participant’s name shall immediately be forfeited to Apogee without consideration.

ARTICLE III

PARTICIPANT’S ELECTION TO DEFER COMPENSATION

For any Fiscal Year, any Participant may elect to defer (i) not greater than one-half, or (ii) any percentage less than one-half of the compensation that may become payable to the Participant under the Incentive Plan. The election shall be made in writing on the form set forth in Exhibit C, designating the percentage or amount of the compensation that may be due under the Incentive Plan which is to be deferred, signed by the Participant and delivered to the Committee prior to the commencement of the Fiscal Year with respect to which such compensation is to be earned and deferred. If an individual is first employed by Apogee during the Fiscal Year and is eligible for compensation under the Incentive Plan, that individual shall make the election to defer prior to the first day of employment. The election to defer under the Plan, once made, is irrevocable. The percentage or amount of the compensation that may be due under the Incentive Plan which is to be deferred shall cause the Committee to contribute an equivalent amount of cash or shares of Common Stock to the Trust on behalf of the Participant, such contribution constituting Pool A. Concurrently with the contribution to the Trust, Apogee shall cause to have issued shares of Restricted Stock in the name of the Participant designated as Pool B, which shares in number shall be equal at the time of issuance to the number of shares contributed to the Participant’s Pool A Trust Fund for that Fiscal Year. Participant’s Pool A Trust Fund shall be administered by the Trustee. Participant’s Pool B Restricted Stock shall be escrowed with the Administrator. Within a reasonable time after the Committee’s determination of the Participant’s Incentive Compensation, Apogee shall transfer the Pool A shares or cash equivalent (to purchase an equivalent number of Pool A shares) to the Trustee to the credit of the Participant’s Trust Fund.

ARTICLE IV

SAVINGS CLAUSE

This Plan is intended to conform to the provisions of Sections 83, 402, 404, 451, and 671 through 677 of the Internal Revenue Code of 1986, as amended (“IRC” or the “Code”), with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and all administrative and judicial interpretations thereof. As such this Plan shall be interpreted consistently with those laws and interpretations, shall not be interpreted to permit any action inconsistent with those laws or interpretations, and any provision herein inconsistent with those Laws or interpretations is hereby amended to make it consistent while still preserving, as nearly as possible, the original meaning of the amended provision.

ARTICLE V

ADMINISTRATION

5.01 Compensation Committee. The Plan shall be administered by a Plan Compensation committee composed of either (i) the Board of Directors, a majority of which are Disinterested Persons and a majority of the directors acting on Plan matters are Disinterested Persons, or (ii) by a committee of three or more persons, all of whom are Disinterested Persons. “Disinterested Persons” shall be interpreted as that term as defined in Rule 16b-3 of the Securities Exchange Act of 1934. No member of the Committee while serving as such shall be eligible for participation in the Plan. The Committee may appoint an Administrator who shall have the authority to manage and administer this Plan between meetings of the Committee and to carry out the resolutions of the Committee. All actions of the Administrator shall be subject to the Committee’s review and approval.

5.02 Powers. The Committee shall have the exclusive and final authority to interpret the Plan, prescribe, amend, and rescind the rules and regulations relating to the Plan, to delegate such responsibilities or duties as are allowable under the Plan or by law as it deems desirable, and make all other determinations necessary or advisable for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee will be made by a majority of the quorum. Any determination by the Committee under the Plan may be made without notice of and without convening a meeting if evidenced by one or more writings signed by all of the Committee members.

5.03 No Liability. In administering the Plan, neither the Committee nor any member of the Committee nor any person to whom the Committee may delegate any duty or power in connection with administering the Plan shall be liable, except as provided in the Securities Act of 1933, as amended, for any action, failure to act or loss except for its or his or her own gross negligence or willful misconduct, nor for the payment of any benefit or other amount under the Plan. No member of the Committee shall be personally liable under any contract, agreement, bond or other instrument made or executed by such member or in his or her behalf as a member of the Committee, nor for the neglect, omission or wrong-doing of any other member of the Committee.

ARTICLE VI

POOL A: DEFERRED COMPENSATION ACCOUNT

6.01 Establishment of Trust. Upon execution of this Plan and concurrently upon the establishment of the Deferred Compensation Trust Agreement (which is attached hereto and incorporated by reference herein as Exhibit A), Apogee shall contribute to the Trust the sum of $1.00. The Trust shall be irrevocable and shall administer Participant Pool A Trust Funds received by it in either cash or in Common Stock from Apogee. All contributions so received, and any income therefrom, shall be held, managed and administered by the Trustee as a single Trust. The Trust Agreement provides that the Trustee shall discharge its responsibilities for the investment, management and control of the Trust assets solely in the interest of the Participants and Beneficiaries of the Plan. All investments of the Trust assets shall be made in Common Stock; provided, however, that the Trustee may maintain such portion of the Trust assets in cash or forms of short-term liquid investments as it deems in the best interests of the Trust, provided that the Trust remains primarily invested in Common Stock. The property of the Trust will be held in the individual name of the Trustee. Any, shares in the Trust will be voted by the Trustee in its discretion unless a Participant instructs the Trustee regarding the manner in which such shares credited to the Participant’s Trust Fund shall be voted.

6.02 Deposits to Trust. Following the award of Incentive Compensation to a Participant who has elected to defer a portion of such compensation under this Plan, and as soon thereafter as may be reasonably practicable, Apogee shall deposit with the Trustee (for the benefit of the Participant’s Trust Fund) shares of Common Stock, or cash to purchase such stock, for which the purchase price per share is equal to the lesser of:

(a)  the Fair Market Value per share at the date of the Participant’s election to defer, or

(b)  the Fair Market Value per share at the date the Participant’s Incentive Compensation award is approved by the Committee.

The number of shares to be deposited with the Trust shall be computed by dividing the amount of Participant’s Incentive Compensation award that was deferred by the aforementioned per share purchase price. Cash deposited with the Trust shall be sufficient to purchase the number of shares otherwise required to be deposited with the Trust. No fractional shares shall be issued; provided, however, that computed fractional shares below fifty percent (50%) shall be rounded to a lower non-fractional number, and fractional amounts in excess of forty-nine percent (49%) shall be rounded to the next whole number.

Each Apogee Company shall contribute the amount or Common Stock shares due to the Trust on behalf of Participants employed by it. Each Apogee Company shall pay, pro rata by its number of Participants, any and all administrative charges for opening and maintaining Trust Fund accounts for Participants and for brokerage commissions, if any, on purchases of Pool A and Pool B Common Stock.

6.03 Participant Trust Fund. The Trustee shall establish a Trust Fund account and Vintage Account for each Participant of each Apogee Company, which accounts will be maintained by the Trustee for each deposit made by Apogee under the Plan, and any charges or credits, including dividends and fees payable by the Trust. The Trust Fund accounts and Vintage Accounts shall be kept in the names of the individual Participants and each Beneficiary of a deceased Participant. The Trust shall issue annual and final statements to each Participant showing deposits, earnings, charges and credits to each of the Participant’s Trust Fund account(s) and Vintage Account(s) (see 6.05 “Interest of Participant”).

6.04 Trust Fund Accounting. The Trustee shall credit each Participant’s Trust Fund account(s) and respective Vintage Account(s) with (i) the number of shares of Common Stock awarded to the Participant, or Common Stock or other shares purchased with cash and cash dividends, (ii) cash or stock dividends, and (iii) warrants or any other property received with respect to the stock in such account. Separate Vintage Accounts shall be established as subaccounts to all Participant Trust Fund accounts for each, and segregated by, Fiscal Year for which Pool A Incentive Compensation was contributed by Apogee. Each Vintage account shall be debited or credited, as applicable, for additional shares purchased by the Trustee on the Participant’s behalf, as a result of earnings in respect to stock noted in the Vintage Account, or for shares distributed from the Trust as a result of insolvency (see Section 6.06) or the occurrence of a predetermined event of distribution. Examples of such earnings or distributions include cash, stock, or property dividends, stock splits, warrants, options, reorganization, merger, exchange, insolvency, and the like. Distributions shall include or result from payments to Participants, forfeitures upon Disqualification, and the distribution of Trust assets by the Trustee to creditors of a respective Apogee Company. (See Section 6.05). To the extent Apogee incurs taxable income in respect to cash dividends declared and paid on Participant Pool A shares, Apogee shall have the right to require payment of such tax by the Trust, pursuant to appropriate written instruction to the Trustee, and Participant Trust Fund accounts and Vintage Accounts shall be charged accordingly. Common Stock purchased with cash dividends paid on such stock in Participant Trust Fund accounts and Vintage Accounts will vest in the Participant as of the date the Common Stock on which the dividend was paid vests.

6.05 Interest of Participant. Any funds deposited with, earned by or related to Participant Trust Fund accounts shall be and continue to be at all times part of the general assets of the respective Apogee Company depositing such funds, subject to the claims of its unsecured general creditors. In the event a Participant becomes an employee of any other Apogee Company, the Trustee shall establish a separate Trust Fund account and Vintage Account(s) for deposits made to the Trust by that company on behalf of the Participant. Assets of the Trust are not intended to serve as security for payment of Participant Trust Funds under the Plan if an Apogee Company is or becomes insolvent. All rights created under the Plan and the Trust shall be and are mere unsecured contractual rights of a Participant against the Apogee Company from whom the Participant was awarded Incentive Compensation in a particular Fiscal Year. The Participant’s right to receive payments of deferred compensation under the Trust is and shall be no greater than the right of an unsecured general creditor of the applicable Apogee Company. No right, benefit or payment under this Plan shall be subject to attachment or other legal process for the debts of a Participant or any Beneficiary, and shall not be subject to anticipation, transfer, sale, assignment or encumbrance. No person, other than Participant (or Participant’s Beneficiaries in the event of death) shall have any claim against Apogee by virtue of the provisions of the Plan.

6.06 Insolvency. The Trustee shall be and is prohibited from making any payments to a Participant or any Beneficiary, whose Trust Fund was established and funded by a specific Apogee Company, upon or subsequent to notification in writing that such Apogee Company is unable to pay its debts as they mature or that it is subject as a debtor to a pending proceeding under the Bankruptcy Code. Under any such circumstances, the Trustee shall deliver any property held by the Trust on behalf of Participants of the insolvent Apogee Company if, and only if, a court of competent jurisdiction so directs in order to satisfy creditor claims of that Company. The Trustee shall have the right to seek and retain legal counsel to determine the competent jurisdiction of the court directing delivery of Trust assets and, if appropriate, may challenge such jurisdiction or the legality of such court’s order in the name of the Trust in any court.

6.07 Distribution of Deferred Compensation Fund.

(a) Events of Distribution. Distribution of the respective Vintage Accounts of a Participant’s Trust Fund shall not occur earlier than the 15th day of the final month of the fifth (5th) Fiscal Year following the Fiscal Year for which the Vintage account was or should have been established (the “Base Period”); provided, however, that distributions prior to the end of the Base Period shall be allowed in the event of death or Disability. If a Participant elects distribution of the Trust Fund(s) and Vintage Account(s) held by the Trustee in a series of annual installment distributions, the Committee, in its sole discretion, may vary the time and manner of making such installment distributions. The Committee’s discretion shall include the authority to distribute yearly distributions in lump sum, or over a shorter o longer period as the Committee may find appropriate.

(b) Alternative Distribution Methods. Subject to the provisions of paragraph (a) above and the additional requirement set forth below with respect to Financial Hardship, a Participant may elect to receive distribution of his or her Trust Fund(s) and Vintage Account(s), such distribution election including (i) a lump sum on a date certain or upon the occurrence of Retirement, Termination of Employment (subsequent to the base period), Disability, or death, or (ii) annual installments commencing on a date certain or upon the occurrence of Retirement, Termination of Employment (subsequent to the Base Period), Disability or death. A Participant shall elect the manner of distribution on the form attached hereto as Exhibit C, which is incorporated by reference herein, executed and delivered to the Committee at the time the Participant makes his or her election to defer compensation for that Fiscal Year under the Plan. In the event of Financial Hardship, the distribution shall not exceed the amount determined by the Committee, in its sole discretion, to meet the immediate need of the Participant on account of the Financial Hardship.

(c) Yearly Installment Distributions. In the event of installment distribution, each yearly installment shall be transferred on the fifteenth (15th) day of the final month of the Fiscal Year in an amount equal to the balance credited (in shares of Common Stock) to the Participant’s Trust Fund(s) and Vintage Account(s) on the date on which the yearly distribution is to be made, divided by the remaining number of distributions to be made.

6.08 Shares Subject to Plan. Apogee hereby authorizes Two Hundred Fifty Thousand (250,000) shares of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

ARTICLE VII

POOL B: RESTRICTED STOCK

7.01 Issuance and Ownership. In the event that a Participant elects to defer Incentive Compensation as provided in Article III hereof, then concurrently upon funding of the Pool A Trust, Apogee shall purchase or cause to have issued an equivalent number of shares of Common Stock in the name of the Participant as provided in and determined by Section 7.02.

7.02 Designation. Common Stock transferred to a Participant as provided in Section 7.01 shall be and hereby is designated as Pool B Restricted Stock, subject to limitations on transferability of the shares, substantial risk of forfeiture, and legending as described in this Article VII.

7.03 IRC ss.83. A Participant may not elect to be taxed in the year Pool B Restricted Stock is received on the difference between the Fair Market Value of such stock and the Participant’s basis in such stock, without the express written consent of the Committee.

7.04 Restriction on Transfer of Shares. Except as to Participant’s vested interest in and to the Restricted Stock as provided hereinafter (Unrestricted Stock), a Participant or any Beneficiary of a Participant shall not sell, transfer, pledge, hypothecate, encumber, grant a lien in, or otherwise dispose of (or enter into a binding agreement to sell, pledge, hypothecate, encumber, grant a lien in, or otherwise dispose of) all or any of the Restricted Stock in the name of the Participant or any Beneficiary. Any stock which is no longer subject to Section 7.05, shall be freely transferable and considered Unrestricted Stock; provided, however, that transfer of the shares shall be made only in accord with applicable federal and state securities laws.

7.05 Legend and Stop Order Transfer.

(a) Legend. Apogee shall imprint the following legend upon each of the certificates representing Restricted Stock heretofore or hereafter issued in the name of a Participant or a Beneficiary of a Participant on the books of Apogee Enterprises, Inc. and such legend shall be and remain upon such certificates, as well as any reissuance thereof, unless and until removed pursuant to the reissuance of certificates upon vesting of the Participant’s unrestricted right to own and transfer such shares:

“The securities represented by this certificate are subject to a Restricted Stock Agreement by and between Apogee Enterprises, Inc. and the registered owner of such securities, and may not be sold, transferred, pledged, hypothecated, encumbered, liened, or otherwise disposed of unless in compliance with the terms of such Restricted Stock Agreement, a copy of which is on file at the principal office of Apogee Enterprises, Inc.”

(b) Stop Transfer Order. A stop transfer order shall be placed with Apogee Enterprises, Inc., as well as any transfer agent appointed by it, preventing transfer of any Restricted Stock of a Participant or a Participant’s Beneficiary, pending removal of the restrictions on transfer as set forth in this Article VII.

(c) Removal of Legend. The legend endorsed on a Participant’s Restricted Stock certificate or instrument evidencing Participant’s shares shall be removed, and Apogee shall cause to have issued a certificate or instrument without such legend, if the Participant or a Beneficiary of a Participant becomes vested in and to such Restricted Stock, such that the Restricted Stock is no longer subject to restrictions on transfer and substantial risk of forfeiture. In the event that less than all of the shares represented by the Restricted Stock certificate vest on a given date, and upon the written request of a Participant or a Beneficiary of a Participant, Apogee shall issue an unlegended certificate evidencing the Unrestricted Stock and shall issue a new Restricted Stock certificate evidencing the remaining Restricted Stock, all in exchange for the original Restricted Stock certificate, which certificate shall be cancelled and retired.

7.06 Risk of Forfeiture. The Committee may establish, in its sole discretion, events by which a Participant would forfeit his or her entire interest in Restricted Stock. Such events may include, but are not limited to:

(a) Forfeiture of remaining Restricted Stock in the event the Participant does not remain in the employ of Apogee for the entire vesting period established by the Restricted Stock Agreement described in Section 7.07.

(b) Forfeiture of Restricted Stock of a Participant in the event that the Participant violates a condition established in connection with his or her Early Retirement or Termination of Employment with Apogee not to engage in competition with Apogee for a certain time period and within a stated geographic area.

A forfeiture is not and shall not be interpreted to be a Disqualification (Section 2.02). In the event of a forfeiture of Restricted Stock, a Participant shall offer (or be deemed to have offered automatically) to Apogee all, and not less than all, of such Participant’s Restricted Stock at a price equal to the lesser of the Participant’s “tax basis” in the Restricted Stock or the Fair Market Value of such Stock on the date of forfeiture. The offer shall be made as soon as practicable after Participant’s receipt of the Committee’s written determination that an event of forfeiture has occurred. The terms of the purchase shall be cash in exchange for the Restricted Stock at the time of closing.

7.07 Vesting. Except as otherwise provided in this Plan, a Participant shall become vested in his or her Restricted Stock only in accord with the terms and conditions agreed to by the Committee and the individual Participant, pursuant to the “Restricted Stock Agreement” executed by the Parties concurrently with the transfer of the Participant’s Restricted Stock, which Agreement is attached hereto and incorporated by reference herein as Exhibit B. All Restricted Stock transferred to the Participant within a particular Fiscal Year shall vest in accordance with the vesting schedule established by and contained in or attached to the Restricted Stock Agreement; provided, however, that the Committee may, in its sole discretion, establish vesting schedules for Participant Restricted Stock which differ from vesting schedules established for any other Participant in the Plan or which differ from any other vesting schedule established for a particular Participant in another Fiscal Year.

If any of the following events occur while a Participant is fully employed by any Apogee Company, or Participant is subject to an agreement not to engage in competition with any Apogee Company, then all Restricted Stock in the name of Participant shall immediately become Unrestricted Stock:

(a) Death of Participant.

(b) Total permanent Disability of Participant.

(c) Retirement of the Participant after achieving age 65, such Retirement not to include Early Retirement.

7.08 Escrow. Restricted Stock issued and outstanding in the name of any Participant shall be retained in a bank safe deposit box under the control of the Plan Administrator.

7.09 Voting. Restricted Stock may be voted by the Participant as if such shares were not so restricted and, except as provided herein, shall have and hold all the benefits, rights, duties and obligations of a shareholder of Common Stock.

7.10 Earnings on Shares. Participants shall be entitled to receive any and all cash dividends, stock dividends, warrants or any other property or benefits received with respect to ownership of his or her Restricted Stock. Shares issued to Participants as a result of such share ownership shall, however, be Restricted Stock subject to the provisions of this Plan and the respective Restricted Stock Agreement to which such stock relates, including the vesting schedule or schedules established by the Committee.

7.11 Recording. No transfer of Restricted Stock shall be recognized by Apogee Enterprises, Inc. until it is duly entered upon its books and records and t once a transfer is recorded upon the books and records of Apogee Enterprises, Inc., the effective date of the transfer shall be the date of the actual transfer and such ownership shall “relate back” to such date. Transfers of Restricted Stock that are prohibited by this Agreement shall be void and such transfers shall not be recognized by Apogee Enterprises, Inc. and shall not be entered upon its books and records.

7.12 Shares Subject to Plan. Apogee hereby authorizes Two Hundred Fifty Thousand (250,000) shares of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to this Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

ARTICLE VIII

DESIGNATION OF BENEFICIARY

A Participant may designate one or more Beneficiaries who are to succeed the Participant’s rights under Pool A and Pool B of the Plan in the event of Participant’s death. A designation of Beneficiary may be made only in writing on the form attached hereto as Exhibit D signed by the Participant and filed with the Committee and the Trustee. Beneficiaries may be changed with or without the consent of any prior Beneficiary. In the case of a failure of designation, or the death of a Beneficiary without a designated successor surviving, distribution shall be made to the estate of a Participant.

ARTICLE IX

EFFECT OF PLAN

Neither the adoption of this Plan nor the participation of an employee in the Plan shall affect the existing employment relationship of Participant with any Apogee Company, which employment shall remain terminable at the will of such company or the Participant unless provided for to the contrary in a separate, written agreement by and between the Apogee Company and a Participant.

ARTICLE X

DILUTION OR REORGANIZATION

10.01 Dilution. In the event that additional shares of Common Stock are issued pursuant to a stock split, stock dividend, reclassification or the like, the number of shares of Common Stock held by the Trust in the Trust Fund(s) and Vintage Account(s) on behalf of the Participant, or by a Participant as Restricted Stock, shall be increased proportionately. In the event that Common Stock from time to time issued and outstanding is reduced by a combination of shares, the number of shares of Common Stock held by the Trust or the Participant shall be reduced proportionately.

10.02 Reorganization. In the event that any Apogee Company is reorganized or is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, or the like, Apogee shall require, as part of the terms of the agreement or instrument which evidences such event or events, that all of the obligations of Apogee under this Plan will be assumed as if such event or events had not occurred. Under no circumstances will the event or events described herein diminish the right of Participants or the Trustee to enforce the provisions of this Plan.

ARTICLE XI

MISCELLANEOUS

11.01 Relation Between Trust and Plan. This Plan and the Trust are par of a single integrated Deferred Compensation Agreement and shall be construed with reference to the other. In the event of any conflict between the terms of this Plan and the Trust, such conflicts shall be resolved in favor of the Trust.

11.02 Relation Between Restricted Stock Agreement and Plan. This Plan and the Restricted Stock Agreement are part of a single integrated instrument and shall be construed with reference to the other. In the event of any conflict between the terms of this Plan and the Restricted Stock Agreement, such conflict shall be resolved in favor of the Plan.

11.03 Headings. All article or section headings herein, or any exhibits or collateral instruments hereto, have absolutely no legal significance and are to be used solely for the convenience of reference. In the event of any conflict between such headings and the text of this Plan, its exhibits, or collateral documents, such conflict shall be resolved in the favor of the text.

11.04 Counterparts. This Plan may be executed in an original and any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one Plan.

11.05 Construction, Binding Effect and Amendment of Plan. This Plan shall be governed by and construed in accordance with the law of the State of Minnesota. The Plan shall be binding upon and inure to the benefit of Apogee, its successors and assigns and the Participants and their heirs and personal representatives. The Plan may be amended by the Committee from time to time, effective upon written notice to Participants, provided (a) no amendment may be made to Section 6.05 of the Plan, (b) no amendment may reduce any Participant’s rights or benefits hereunder in any manner with respect to Pool A compensation deferred prior to the amendment, and (c) no amendment may terminate the Plan with respect to Pool A compensation deferred prior to the amendment.

In addition, any amendment to the Plan shall be approved by the shareholders of each respective Apogee Company that is a party to this Plan, if such amendment would:

(a) materially increase the benefits accruing to Participants under the Plan; or

(b) materially increase the number of securities which may be issued under the Plan; or

(c) materially modify the requirements as to eligibility for participation in the Plan.

ARTICLE XII

EFFECTIVE DATE OF PLAN

This Plan shall be effective from the latest date that the Plan is approved by the board of directors of each Apogee Company that is a party to this Plan and adopted by the shareholders of such Companies in accordance with 17 C.F.R. 240.16b-3.

APOGEE ENTERPRISES, INC.

By	/s/ DONALD W. GOLDFUS

Donald W. Goldfus, its President and Chief Executive Officer

HARMON GLASS COMPANY

By	/s/ LARRY C. ANDERSON

Larry C. Anderson, its President

HARMON GLASS OF FLORIDA, INC.

By	/s/ RICHARD D. INMAN

Richard D. Inman, its President

WAUSAU METAL CORPORATION

By	/s/ LAURENCE J. NIEDERHOFER

Laurence J. Niederhofer, its Chief Executive Officer

VIRACON, INC.

By	/s/ JAMES L. MARTINEAU

James L. Martineau, its President

W.S.A., INC.

By	/s/ GERALD K. ANDERSON

Gerald K. Anderson, its President

AMENDMENT NO. 1

TO

APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

THIS AMENDMENT to the Apogee Enterprises, Inc. Partnership Plan (the “Plan”) is executed to be effective the 31st day of January, 1989.

WITNESSETH:

WHEREAS, Apogee Enterprises, Inc. and selected wholly owned subsidiaries (collectively “Apogee”) have adopted the Plan to provide key executives with initial or increased ownership interests in Apogee; and

WHEREAS, the Plan does not specify the period during which the Pool B Restricted Stock (as that term is defined in the Plan) is recognized as earned for financial accounting purposes; and

WHEREAS, Apogee desires to amend the Plan to provide that the Pool B Restricted Stock is recognized as earned for financial accounting purposes during the fiscal year in which the bonus giving rise to the issuance or purchase of the Pool B Restricted Stock is earned and deferred.

NOW, THEREFORE, the following amendment is hereby made to the Plan:

1. Clarification of “Service Period” for Financial Accounting Purposes. For purposes of clarifying the Plan service period for financial accounting purposes, such period is and shall hereafter be the period in which the bonus giving rise to the issuance or purchase of the Pool B Restricted Stock is earned and deferred,, a new paragraph shall be added at the end of Section 7.07 of the Plan:

“Notwithstanding anything contained herein to the contrary, the Plan service period for financial accounting purposes hereunder shall be deemed to be the fiscal year with respect to which a Participant elects to defer bonus compensation amounts under Article III of this Plan.”

2. No other Amendment. Other than as specifically set forth herein, no further amendment or modification is made to the Plan.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

APOGEE ENTERPRISES,

By:	/s/ WILLIAM G. GARDNER

Its:	Treasurer

HARMON GLASS CORPORATION

By:	/s/ WILLIAM G. GARDNER

Its:	Secretary/Treasurer

HARMON GLASS OF FLORIDA INC.

By:	/s/ WILLIAM G. GARDNER

Its:	Secretary/Treasurer

WAUSAU METAL CORPORATION

	By:	/s/ WILLIAM G. GARDNER

	Its:	Treasurer

VIRACON, INC.

	By:	/s/ WILLIAM G. GARDNER

	Its:	Treasurer

W.S.A., INC.

	By:	/s/ WILLIAM G. GARDNER

	Its:	Treasurer
ATTEST:

/s/ WILLIAM G. GARDNER
Asst. Secretary Apogee Enterprises, Inc.

AMENDMENT NO. 2 TO APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

This Amendment to the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the “Plan”) is made and entered as of April 24, 1992. All terms used in this Amendment shall have the same meaning as in the Plan.

The Plan is amended as set forth below.

1. Section 6.08 of the Plan is amended in its entirety to read as follows:

6.08. Shares Subject to Plan. Apogee hereby authorizes Five Hundred Fifty Thousand (550,000) shares* of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

2. Section 7.12 of the Plan is amended in its entirety to read as follows:

7.12. Shares Subject to Plan. Apogee hereby authorizes Five Hundred Fifty Thousand (550,000) shares* of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to the Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

3. This Amendment shall be effective only upon approval by the shareholders of the Company.

Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof.

APOGEE ENTERPRISES, INC.

By

Chairman, Compensation Committee

* Increased to 1,100,000 shares pursuant to 2-for-1 stock split in February 1997.

AMENDMENT NO. 3 TO PARTNERSHIP PLAN

RESOLUTIONS TO BE ADOPTED BY

THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF

APOGEE ENTERPRISES, INC.

WHEREAS, the Board of Directors and shareholders of this corporation have previously approved and adopted the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the “Plan”). All capitalized and undefined terms used herein shall have the meanings given to them in the Plan;

WHEREAS, Section 11.05 of the Plan provides that it may be amended at any time in certain respects by the Compensation Committee of the Board of Directors of this corporation, such amendment to be effective upon written notice to the Participants thereunder; and

WHEREAS, the Compensation Committee has now decided that it is appropriate to amend the Plan to permit a Participant, at the time at which shares of Common Stock are to be distributed from such Participant’s Trust Fund accounts or Vintage Accounts or, in the case of Restricted Stock, released from escrow upon the lapse of restrictions thereon, to elect either to (i) have Apogee withhold a portion of such shares or (ii) deliver to Apogee previously owned shares of Apogee Common Stock, in each case, to pay all applicable federal and state taxes owed by the Participant with respect to the shares of Common Stock to be so distributed or released from escrow.

NOW, THEREFOR, BE IT RESOLVED, that the Plan is hereby amended to add a new Section 11.06 of the Plan in the form attached hereto as Exhibit A, such amendment to be effective upon the written notice thereof to all Participants.

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to cause written notice of such amendment to be delivered to all Participants as soon as possible after the date hereof.

Dated: January 10, 1997.

/s/ HARRY A. HAMMERLY
Harry A. Hammerly

/s/ STEPHEN C. MITCHELL
Stephen C. Mitchell

/s/ D. EUGENE NUGENT
D. Eugene Nugent

EXHIBIT A

11.06 Income Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, Apogee may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant under the Plan, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon either (i) a distribution from any Trust Fund accounts and/or Vintage Accounts of such Participant or (ii) the release from escrow of shares of Restricted Stock by the Plan Administrator upon the lapse of restrictions with respect to such shares, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the Participant to satisfy such tax obligation by either (i) electing to have Apogee withhold a portion of the shares otherwise to be delivered to Participant upon such distribution or release having a Fair Market Value on the date of such distribution or release equal to the amount of such taxes, or (ii) delivering to Apogee shares of Common Stock, other than the shares issuable to Participant upon such distribution or release, with a Fair Market Value on the date of such distribution or release equal to the amount of such taxes.

AMENDMENT NO. 4 TO APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

This Amendment to the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the “Plan”) is made and entered as of January 9, 1998. All terms used in this Amendment shall have the same meaning as in the Plan.

The Plan is amended as set forth below.

1. Section 6.08 of the Plan is amended in its entirety to read as follows:

One Million Six Hundred Thousand (1,600,000) shares of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

2. Section 7.12 of the Plan is amended in its entirety to read as follows:

7.12. Shares Subject to Plan. Apogee hereby authorizes One Million Six Hundred Thousand (1,600,000) shares of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to the Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

3. This Amendment shall be effective only upon approval by the shareholders of the Company.

Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof.

APOGEE ENTERPRISES, INC.

By	/s/ STEPHEN C. MITCHELL

Chairman, Compensation Committee

AMENDMENT NO. 5 TO APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

This Amendment to the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the “Plan”) is made and entered into as of January 18, 2001.

1. On January 18, 2001, following the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Apogee Enterprises, Inc. (the “Company”), the Board of Directors of the Company adopted the following resolutions to amend the Plan in the manner described below:

WHEREAS, the Compensation Committee, after completing a study of the Company’s overall compensation program with the assistance of an outside consultant, has concluded that the absolute $100,000 limitation on annual deferrals of bonus compensation into the Plan is no longer appropriate for the Company; and

WHEREAS, to be effective under the terms of the Plan, such an amendment requires the approval of the Company’s shareholders; and

WHEREAS, the Board of Directors of the Company, after considering the recommendation of the Compensation Committee, and noting that removal of such limitation will further the important goal of enabling key employees to obtain more shares of Company stock through the Plan and thereby further align their interests with those of the public shareholders, believes such amendment to be in the best interests of the Company and its shareholders.

NOW, THEREFORE, BE IT RESOLVED, that, subject to the requisite approval of the Company’s shareholders, the first sentence of Article III of the Partnership Plan is hereby amended, effective as of the time immediately following such shareholder approval, to delete the all of the following, which currently appears after the semi-colon following clause (ii) thereof: “provided, however, that the maximum that can be deferred hereunder for a Fiscal Year is $100,000.”

FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to take any and all such actions as are necessary or appropriate, including preparation of appropriate proxy statement materials, to cause such amendment to be brought before the shareholders for their consideration at the Company’s 2001 Annual Meeting.”

2. This Amendment shall constitute an amendment in accordance with the terms of Section 11.05 of the Plan.

3. This Amendment shall be effective as of the date on which the shareholders of the Company approve this Amendment.

4. Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof.

APOGEE ENTERPRISES, INC.

By	/s/ STEPHEN C. MITCHELL

Name:	Stephen C. Mitchell
Title:	Compensation Committee Member

AMENDMENT NO. 6 TO APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

This Amendment to the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the “Plan”) is made and entered into as of January 17, 2002. All terms used in this Amendment shall have the same meaning as in the Plan.

The Plan is amended as follows:

1. Section 6.08 of the Plan is amended effective upon written notice to Participants in its entirety to read as follows:

6.08 Shares Subject to Plan. Apogee hereby authorizes One Million Seven Hundred Fifty Thousand (1,750,000) shares of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

2. Section 7.12 of the Plan is amended effective upon written notice to Participants in its entirety to read as follows:

7.12 Shares Subject to Plan. Apogee hereby authorizes One Million Four Hundred Fifty Thousand (1,450,000) shares of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to this Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof.

APOGEE ENTERPRISES, INC.

By:	/s/ MICHAEL E. SHANNON

Chairman, Compensation Committee

AMENDMENT NO. 7 TO APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

This Amendment to the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the “Plan”) is made and entered into as of April 10, 2003. All terms used in this Amendment shall have the same meaning as in the Plan.

The Plan is amended as follows:

1. Section 6.08 of the Plan is amended effective upon written notice to Participants in its entirety to read as follows:

6.08 Shares Subject to Plan. Apogee hereby authorizes One Million Seven Hundred Seventy Five Thousand (1,775,000) shares of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

2. Section 7.12 of the Plan is amended effective upon written notice to Participants in its entirety to read as follows:

7.12 Shares Subject to Plan. Apogee hereby authorizes One Million Four Hundred Twenty Five Thousand (1,425,000) shares of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to this Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof.

APOGEE ENTERPRISES, INC.

By:	/s/ MICHAEL E. SHANNON

Chairman, Compensation Committee

AMENDMENT NO. 8 TO APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

This Amendment to the Apogee Enterprises, Inc. Partnership Plan (as amended to date, the “Plan”) is made and entered as of April 10, 2003. All terms used in this Amendment shall have the same meaning as in the Plan.

The Plan is amended as set forth below.

1. Section 6.08 of the Plan is amended in its entirety to read as follows:

6.08. Shares Subject to Plan. Apogee hereby authorizes Two Million One Hundred Seventy Five Thousand (2,175,000) shares of Common Stock to be issued or purchased and designated as Pool A Common Stock pursuant to this Plan. Any Pool A shares that are returned to Apogee by Disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool A.

2. Section 7.12 of the Plan is amended in its entirety to read as follows:

7.12. Shares Subject to Plan. Apogee hereby authorizes One Million Eight Hundred Twenty Five Thousand (1,825,000) shares of Common Stock to be issued or purchased and designated as Pool B Restricted Stock pursuant to the Plan. Any Restricted Stock awarded to Participants that are returned to Apogee by forfeiture or disqualification may be added to the number of shares available under the Plan for the purpose of funding Pool B.

3. This Amendment shall be effective only upon approval by the shareholders of the Company.

Except as specifically amended hereby, the Plan shall continue in full force and effect in accordance with the terms thereof.

APOGEE ENTERPRISES, INC.

By:	/s/ MICHAEL E. SHANNON

Chairman, Compensation Committee

Please date, sign and mail your Proxy Card as soon as possible!

Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 17, 2003

APOGEE ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RUSSELL HUFFER, MICHAEL B. CLAUER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on April 23, 2003, at the Annual Meeting of Shareholders of Apogee to be held on June 17, 2003, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs U.S. Bancorp Piper Jaffray Inc., as the Plan Administrator, to authorize the Bank of New York as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in your Plan account. The Proxy Agent cannot vote your shares unless it receives timely direction from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs State Street Bank and Trust Company, as Trustee for the Plan to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in your Plan account. The Trustee will vote shares of Apogee Common Stock for which it has not received direction in the same proportion as directed shares are voted.

(continued and to be signed on reverse side)

APOGEE ENTERPRISES, INC.

P.O. BOX 11342

NEW YORK, N.Y. 10203-0342

To change your address, please mark this box.    ☐

APOGEE ENTERPRISES, INC.	Three Alternate Ways to Vote Your Proxy VOTE BY TELEPHONE OR INTERNET 24 Hours a Day – 7 Days a Week Save Your Company Money – It’s Fast and Convenient

TELEPHONE		INTERNET		MAIL
1-866-388-1535		https://www.proxyvotenow.com/apo

• Use any touch-tone telephone.		• Go to the website address listed above.		• Mark, sign and date your Proxy Card.
• Have your Proxy Form in hand.	OR	• Have your Proxy Form in hand.	OR	• Detach card from Proxy Form.
• Enter the Control Number located in the box below		• Enter the Control Number located in the box below		• Return the card in the postage-paid envelope provided.
• Follow the simple recorded instructions.		• Follow the simple instructions.

CONTROL NUMBER FOR

TELEPHONE OR INTERNET VOTING

1-866-388-1535 CALL TOLL-FREE TO VOTE

Please note that votes submitted by telephone and Internet must be received by 5:00 p.m. Eastern Daylight Time (4:00 p.m. Central Daylight Time) on June 16, 2003. If you choose to vote your shares by telephone or Internet, there is no need to mail your proxy card.Please reference the reverse of the Proxy Card for further details.

Ú    DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET    Ú

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:

FOR all nominees	☐	WITHHOLD AUTHORITY to vote	☐	*EXCEPTIONS	☐
listed below		for all nominees listed below

Nominees:	01 – BERNARD P. ALDRICH, 02 – ROBERT L. EDWARDS and 03 – RUSSELL HUFFER

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO AMEND THE AMENDED AND RESTATED 1987 APOGEE ENTERPRISES, INC. PARTNERSHIP PLAN:	☐	☐	☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

☐    I agree to access future proxy statements and annual reports over the internet.

Note:

Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here